UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

QUOTIENT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

September 8, 2022

To our shareholders:

I am pleased to invite you to the 2022 Annual General Meeting of Shareholders (the "Annual General Meeting" or “Annual Meeting”) of Quotient Limited (“Quotient”, the “Company” or "we", "us" and "our") to be held on October 31, 2022, at 11:00 a.m., local time, at the Radisson Blu Hotel, Zurich Airport, Rondellstrasse, Zurich Airport, 8058 Zurich, Switzerland. Information about the meeting is presented on the following pages.

Details regarding admission to the meeting and the business that will be conducted are described in the accompanying Notice of Annual General Meeting (the "AGM Notice") and Proxy Statement.

In accordance with the “notice and access” rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed, paper copy of our proxy materials to each shareholder who holds shares in street name (the “full set delivery” option), we are furnishing proxy materials to those shareholders over the Internet (the “notice only” option). We believe the “notice only” process expedites shareholders’ receipt of proxy materials and reduces the costs and environmental impact of our Annual General Meeting. We will bear the entire cost of the solicitation. On or about September 8, 2022, we will begin mailing a notice (the "Notice of Availability") to our shareholders containing instructions on how to access online our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on June 28, 2022 (our "Annual Report"),  vote online, and receive paper copies of these documents for shareholders who so select, as well as a link containing instructions on how to vote by telephone. Our Proxy Statement and the Annual Report are also available at https://quotientbd.com/page/investors.

All shareholders who do not receive a Notice of Availability will receive a printed, paper copy of our proxy materials by mail. If you received a paper copy of our proxy materials by mail, or you received a Notice of Availability by mail and have opted to receive a paper copy of our proxy materials by mail, please sign, date and mail the proxy card in the envelope provided. You may also vote your shares over the Internet or via a toll-free (in the United States) telephone number contained in the voting instructions included with your proxy materials. Instructions regarding the methods of voting are contained in the Notice of Availability or proxy card.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to review the proxy materials and vote your shares by proxy as soon as possible prior to the Annual General Meeting, using the instructions provided in the proxy materials.

Thank you for your continued support of Quotient.

Sincerely,

Heino von Prondzynski Chairman of the Board of Directors

Notice of Annual General Meeting of Shareholders

To Be Held on October 31, 2022 at the Radisson Blu Hotel, Zurich Airport, Rondellstrasse, Zurich Airport, 8058 Zurich, Switzerland

DATE: October 31, 2022

TIME: 11:00 a.m., local time

PLACE: The Radisson Blu Hotel, Zurich Airport, Rondellstrasse, Zurich Airport, 8058 Zurich, Switzerland

RECORD DATE: the close of business on August 31, 2022 (for beneficial owners of ordinary shares held in street name)

PURPOSE OF MEETING: Presenting the Company’s accounts for the fiscal year ended March 31, 2022, together with the auditors’ reports on those accounts, to the shareholders at the Annual General Meeting, passing the following ordinary and special resolutions and transacting such other business as may properly come before the Annual General Meeting:

ORDINARY RESOLUTIONS

Election of directors

1) THAT Manuel O. Méndez be elected as a director of the Company.

2) THAT Thomas Aebischer be elected as a director of the Company.

3) THAT Sophie Bechu be elected as a director of the Company.

4) THAT Isabelle Buckle be elected as a director of the Company.

5) THAT Frederick Hallsworth be elected as a director of the Company.

6) THAT Catherine Larue be elected as a director of the Company.

7) THAT Heino von Prondzynski be elected as a director of the Company.

8) THAT Zubeen Shroff be elected as a director of the Company.

9) THAT John Wilkerson be elected as a director of the Company.

Compensation of our named executive officers ("say on pay")

10) THAT the shareholders approve, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers, as described in the "Executive Compensation - Compensation Discussion and Analysis" section of the Company's proxy statement (the "Proxy Statement") and the related compensation tables, notes and narrative discussion.

Increase in shares available for issuance and removal of the "evergreen" provision under the 2014 Equity Plan

11) THAT the fourth amended and restated 2014 Stock Incentive Plan (the "Fourth Amended and Restated 2014 Plan") be approved, which amends the Third Amended and Restated 2014 Stock Incentive Plan (the "2014 Plan") to (a) increase the number of ordinary shares authorized for issuance by 10’000’000 shares, and (b) remove the "evergreen" provision pursuant to which the aggregate number of shares authorized for issuance automatically increases each year.

Auditors

12) THAT Ernst & Young LLP be re-appointed as the auditors of the Company to hold office from the conclusion of this meeting until the conclusion of the Annual General Meeting of the Company to be held in 2023, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending March 31, 2023 be ratified and that the directors be authorized to determine the fees to be paid to the auditors.

SPECIAL RESOLUTIONS

13) THAT the rights attaching to the common stock of the Company (ordinary shares) be and are hereby varied so that the Company acting by its board of directors shall have the power to undertake a reverse stock split (consolidation) of all (but not some only) of the ordinary shares in the capital of the Company in issue at the time of such reverse stock split, at such ratio as shall be determined by the board of directors of the Company, without further approval or authorization of the shareholders (the "Reverse Stock Split"), such power to be subject to the following conditions: (a) the ratio of the Reverse Stock Split must be a whole number between 1-for-10 and 1-for 40; (b) the Reverse Stock Split must be completed no later than the one year anniversary of the date of the Annual General Meeting; (c) with the exact ratio to be set within that range at the discretion of the board of directors, without further approval or authorization of the shareholders, and (d) to the extent the Reverse Stock Split causes any shareholder to hold a fractional number of shares, such fractions shall be dealt with in accordance with article 11.2 of the articles of association of the Company.

14) THAT the articles of association of the Company be and are hereby altered by the deletion of article 20.9 in its entirety and the insertion in its place of a new article 20.9 as follows:

"20.9For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company acting by its board of directors may specify a time in the notice of the meeting, such time being no more than 21 days before the day that notice of the meeting is sent, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting."

Record Date

Beneficial owners of Quotient shares held in street name are entitled to vote only if they were a shareholder of Quotient at the close of business on August 31, 2022. Shareholders on Quotient's register of members 48 hours before the time the Annual General Meeting is to be held are also entitled to vote. Holders of ordinary shares of Quotient are entitled to one vote for each share held.

Attendance at the Annual General Meeting

As required by our organizational documents, we intend to hold the Annual General Meeting in person.  Whether or not you plan to attend the meeting, your vote is important, and we encourage you to review the proxy materials and vote as soon as possible using the instructions provided in the Notice.  If you hold your shares in street name, you may also follow the instructions included in the proxy materials to vote and confirm your attendance by telephone or Internet.

Where to Find More Information about the Resolutions and Proxies

Further information regarding the above business and resolutions is set out in the Proxy Statement and other proxy materials, which are available at https://quotientbd.com/page/investors.

You are entitled to appoint one or more proxies to attend the Annual General Meeting and vote on your behalf and your proxy need not also be a shareholder of the Company. Instructions on how to appoint a proxy are set out in the Proxy Statement and on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Heino von Prondzynski Chairman

IF YOU INTEND TO ATTEND THE MEETING IN PERSON, YOU WILL NEED PROOF THAT YOU OWN QUOTIENT SHARES AS OF THE RECORD DATE (FOR BENEFICIAL OWNERS OF SHARES HELD IN STREET NAME) OR 48 HOURS PRIOR TO THE TIME OF THE ANNUAL GENERAL MEETING (FOR RECORD HOLDERS) TO BE ADMITTED TO THE ANNUAL GENERAL MEETING.

Record shareholder: If your shares are registered directly in your name, please bring proof of such ownership.

Shares held in street name by a broker or a bank: If your shares are held for your account in the name of a broker, bank or other nominee, please bring a current brokerage statement, letter from your stockbroker or other proof of ownership to the meeting together with a proxy issued in your name should you wish to vote in person at the Annual General Meeting.

This Notice of Annual General Meeting and the Proxy Statement are being distributed on or about September 8, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 31, 2022

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (our "Annual Report"), notice of 2022 Annual General Meeting, the Proxy Statement and proxy card are available in the “Financials & Filings” section of our website at https://quotientbd.com/page/investors.

i

QUOTIENT LIMITED

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Board of Directors (the "Board") of QUOTIENT LIMITED (“Quotient,” the “Company,” or “we”, “us” and “our”) is soliciting proxies for use at the 2022 Annual General Meeting of Shareholders to be held on October 31, 2022 (the "Annual General Meeting" or “Annual Meeting”), and at any adjournment or postponement of the Annual Meeting. A notice of the Annual Meeting and proxy materials will be distributed to shareholders who hold ordinary shares of Quotient as of August 31, 2022, the Record Date (as defined below) for the Annual Meeting, on or about September 8, 2022. Quotient Limited is a limited liability no par value company incorporated under the laws of Jersey, Channel Islands.

GENERAL INFORMATION

What am I voting on?

You will be voting on the following proposals at our Annual Meeting:

•	to elect nine directors;
•	to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;
•

to approve the Fourth Amended and Restated 2014 Stock Incentive Plan (the "Fourth Amended and Restated 2014 Plan"), which reflects amendments to the Third Amended and Restated 2014 Stock Incentive Plan (the "2014 Plan") to (a) increase the number of ordinary shares authorized for issuance by 10,000,000 shares, and (b) remove the "evergreen" provision pursuant to which the aggregate number of shares authorized for issuance automatically increases each year;

•

to re-appoint Ernst & Young LLP as the Company’s auditors, ratify their appointment as independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors; and

•

to vary the rights attaching to the common stock of the Company (ordinary shares) so that the Company acting by its board of directors shall have the power to undertake a reverse stock split (consolidation) of all of the ordinary shares in the capital of the Company in issue at the time of such reverse stock split, at such ratio as shall be determined by the board of directors of the Company, without further approval or authorization of the shareholders (the "Reverse Stock Split"), such power to be subject to the following conditions: (a) the ratio of the Reverse Stock Split must be a whole number between 1-for-10 and 1-for 40; (b) the Reverse Stock Split must be completed no later than the one year anniversary of the date of the Annual General Meetings; (c) with the exact ratio to be set within that range at the discretion of the board of directors, without further approval or authorization of the shareholders, and (d) to the extent the Reverse Stock Split causes any shareholder to hold a fractional number of shares, such fractions shall be dealt with in accordance with article 11.2 of the articles of association of the Company;

•

to alter the articles of association of the Company by the deletion of article 20.9 in its entirety and the insertion in its place of a new article 20.9 whereby for the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company acting by its board of directors may specify a time in the notice of the meeting, such time being no more than 21 days before the day that notice of the meeting is sent, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting.

•	to transact such other business as may properly come before the Annual Meeting.

What are the recommendations of the Board?

All shares represented by a properly executed proxy will be voted unless the proxy is revoked and, if a choice is specified, your shares will be voted in accordance with that choice. If no choice is specified but the proxy card is signed, the proxy holders will vote your shares according to the recommendations of the Board, which are included in the discussion of each matter later in this proxy statement. The Board recommends that you vote:

FOR the election of each of the nine nominees as directors;

FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in the "Executive Compensation - Compensation Discussion and Analysis" of this proxy statement and the related compensation tables, notes and narrative discussion;

FOR the approval of the Fourth Amended and Restated 2014 Stock Incentive Plan (the "Fourth Amended and Restated 2014 Plan"), which reflects amendments to the Third Amended and Restated 2014 Stock Incentive Plan (the "2014 Plan") to (a) increase the number of ordinary shares authorized for issuance by 10,000,000 shares, and (b) remove the "evergreen" provision pursuant to which the aggregate number of shares authorized for issuance automatically increases;

FOR the re-appointment of Ernst & Young LLP as our auditors, ratification as our independent registered public accounting firm and the authorization of the directors to determine the fees to be paid to the auditors;

FOR the approval to vary the rights attaching to the common stock of the Company (ordinary shares) so that the Company acting by its board of directors shall have the power to undertake a reverse stock split (consolidation) of all of the ordinary shares in the capital of the Company in issue at the time of such reverse stock split, at such ratio as shall be determined by the board of directors of the Company, without further approval or authorization of the shareholders (the "Reverse Stock Split"), such power to be subject to the following conditions: (a) the ratio of the Reverse Stock Split must be a whole number between 1-for-10 and 1-for 40; (b) the Reverse Stock Split must be completed no later than the one year anniversary of the date of the Annual General Meetings; (c) with the exact ratio to be set within that range at the discretion of the board of directors, without further approval or authorization of the shareholders, and (d) to the extent the Reverse Stock Split causes any shareholder to hold a fractional number of shares, such fractions shall be dealt with in accordance with article 11.2 of the articles of association of the Company;

and,

FOR the deletion of article 20.9 in its entirety from the articles of association of the Company and the insertion in its place of a new article 20.9 whereby for the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company acting by its board of directors may specify a time in the notice of the meeting, such time being no more than 21 days before the day that notice of the meeting is sent, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting.

In addition, the proxy holders may vote in their discretion with respect to any other matter that properly comes before the Annual Meeting.

Who is entitled to vote?

For each proposal to be voted on, each shareholder is entitled to one vote for each ordinary share.   For beneficial owners of ordinary shares held in street name, the record date for the Annual Meeting is the close of business on August 31, 2022 (the "Record Date"). Shareholders of record on our register of members 48 hours before the time the Annual Meeting is to be held are also entitled to vote.  As of the close of business on July 11, 2022, there were 135’683’559 ordinary shares outstanding.

How do I vote by proxy in lieu of attending the Annual Meeting?

If you received a printed, paper copy of our proxy materials by mail, or you received a Notice of Availability by mail and have opted to receive a paper copy of our proxy materials by mail, you may vote by proxy by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you received a Notice of Availability by mail, you will not receive a printed, paper copy of the proxy materials unless you request to receive one. Instead, the Notice of Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Availability also instructs you as to how you may submit your proxy on the Internet and contains a link to instructions on how to submit your proxy by telephone. If you received a Notice of Availability by mail and would like to receive a paper copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Availability.

If you vote via the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on October 30, 2022. If you vote by Internet or telephone, you should not return your proxy card.

You may also vote in person at the Annual Meeting or you may be represented by another person at the Annual Meeting by executing a proxy designating that person.  Whether or not you plan to attend the meeting, your vote is important, and we encourage you to vote by proxy using one of the other voting methods described above.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted.

If you hold your shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the street name holder.  As noted above, whether or not you plan to attend the meeting, your vote is important, and we encourage you to vote by proxy using one of the other voting methods described above.

May I change my mind after submitting a proxy?

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•

Written notice of revocation to our Head of Legal & Compliance, at Quotient Limited, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland, and execution of a later dated proxy relating to the same shares, delivered to our Head of Legal & Compliance, at or before the final vote at the meeting; or

•	Voting in person at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may revoke prior and submit new, voting instructions by contacting your brokerage firm, bank or other holder of record.

What are broker non-votes?

A broker non-vote occurs when the broker that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers will not have discretionary authority to vote on any matter other than Resolution 12 - AUDITORS, which is considered to be routine for these purposes. It is important that you cast your vote for your shares to be represented on all matters.

What is the required vote?

To be approved, Resolutions 1 to 12 require a simple majority of the votes cast at the Annual Meeting in favor of each Resolution. Special Resolutions 13 and 14 require a two-third majority of the members who (being entitled to do so) vote in person, or by proxy, at the Annual Meeting in favor of each Resolution. If a director does not receive a majority of the vote for his or her election, then that director will not be re-elected to the Board and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. The vote on Resolution 10 - SAY ON PAY, is advisory and is not binding on our Board or the Company. Votes that are withheld with respect to the election of directors, abstentions and broker non-votes on the other matters are not counted as votes cast.

What will constitute the quorum for the Annual Meeting?

A quorum will consist of two or more shareholders present in person or by proxy who hold or represent shares between them of not less than 50% of the total shares in issue as of the date of the Annual Meeting.

How can I attend the Annual Meeting?

As required by our organizational documents, we intend to hold the Annual Meeting in person.  Whether or not you plan to attend the meeting, your vote is important, and we encourage you to vote by proxy.

If you plan to attend the Annual Meeting, whether you are record shareholders (i.e., a person who owns shares registered directly in his or her name with Continental Stock Transfer & Trust Company, Quotient’s transfer agent) or beneficial owners of shares held in street name, you will need proof of ownership to be admitted to the Annual Meeting.

For beneficial owners of shares held in street name by a broker, bank or other nominee, a recent brokerage statement or letters from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote in person at the Annual Meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

Can I access these proxy materials on the Internet?

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (our "Annual Report") are available at https://quotientbd.com/page/investors.

Can I get hard copies of the proxy materials?

In accordance with rules adopted by the SEC, instead of mailing a printed, paper copy of our proxy materials to our shareholders who hold their shares in street name, we are furnishing proxy materials, including this Proxy Statement and our Annual Report to shareholders, by providing access to these documents on the Internet. Accordingly, on or about September 8, 2022, a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) will be sent to beneficial owners of our ordinary shares. The Notice of Availability provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the Internet; (2) voting your shares after you have viewed our proxy materials; (3) requesting a paper copy of the proxy materials; and (4) instructing us to send our future proxy materials to you. We believe the delivery options allow us to provide our shareholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

In addition, certain holders of record of our ordinary shares will be sent, by mail, this proxy statement and the related proxy card on or about September 8, 2022.

Who pays for this proxy solicitation and how much did it cost?

We will pay the cost for soliciting proxies for the Annual Meeting. Quotient will distribute proxy materials and follow-up reminders by mail and electronic means. We have engaged Okapi Partners LLC (“Okapi”) at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036 to assist with the solicitation of proxies. We will pay Okapi a fee of $9’000, plus reasonable out-of-pocket expenses. Certain Quotient employees, officers, and directors may also solicit proxies by mail, telephone, or personal visits. They will not receive any additional compensation for their services.

We will reimburse brokers, banks, and other nominees for their expenses in forwarding proxy materials to beneficial owners.

How can I obtain the Company’s corporate governance information?

These documents are posted on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

•	Corporate Governance Guidelines
•	Board Committee Charters
•	Code of Business Conduct and Ethics
•	Insider Trading Policy
•	Related Party Transaction Policy
•	Shareholder Communication Policy
•	Disclosure Procedure Policy

Where can I find voting results for this Annual Meeting?

The voting results will be published in a current report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Per our Corporate Governance Guidelines, it is the sense of the Board of Directors that regular meetings at appropriate intervals are in general desirable for the performance of their responsibilities. In addition to regularly scheduled meetings, additional unscheduled meetings may be called upon appropriate notice at any time to address any special needs.  During the fiscal year ended March 31, 2022, the Board met fifteen times including four regularly scheduled meetings, and the audit committee met ten times including four regularly scheduled meetings. The remuneration committee met eight times including four regularly scheduled meetings, and the nominating and corporate governance committee met five times including four regularly scheduled meetings, during the fiscal year ended March 31, 2022. Attendance at Board and committee meetings exceeded 90% and no director attended less than 90% of the aggregate number of such Board and committee meetings for meetings that they were eligible to attend.

Our Board currently has three committees, as described below. Each committee has a separate written charter that is available on Quotient’s website at www.quotientbd.com.

Our business and affairs are managed under the direction of our Board. Our Board of Directors is currently composed of nine directors.  At each annual meeting of our shareholders, each of our directors must “retire,” and, if they wish to continue to serve as a director, they become subject to re-election to the Board by our shareholders.

We are subject to the listing standards of Nasdaq, which require that, subject to specified exceptions and permitted phase-in periods, each member of a listed company’s audit, remuneration and nominating and corporate governance committees be independent. In addition, the listing standards of Nasdaq require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that the remuneration committee members satisfy independence criteria set forth in Rule 5605(d) of Nasdaq rules. The listing standards of Nasdaq further provide that a director will only qualify as an “independent director” if, in the opinion of that company’s Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, the listing standards of Nasdaq require that a majority of the members of a listed company’s Board be independent. Our Board has determined that Messrs. Aebischer, Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson, Mses.  Bechu, Buckle and Larue, are independent directors under the applicable Nasdaq listing rules. In making these determinations, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including beneficial ownership of our ordinary shares.

As previously announced in our proxy statement for our 2020 annual meeting of the shareholders, the Nominating and Governance Committee has continued to evaluate the skillsets available across the Company Board of Directors and has also reflected upon shareholders’ voices from the votes at the Company’s 2020 and 2021 AGMs, as well as ongoing shareholder engagement activities.  This work has resulted in the Company adding or nominating new members to its Board of Directors and Committees, and in effectuating rotations of certain committee members and the appointment of new chairpersons to our three committees to be effective after the Annual General Meeting.

We believe these changes have brought and will continue to bring a fresh perspective and new experience and skill sets to the Board and our committees.  Unless otherwise noted, the disclosure that follows is based on the current composition of the Board and our committees.

Audit Committee

Our audit committee is composed of Ms. Larue and Messrs. Aebischer, Hallsworth and Shroff, with Mr. Hallsworth serving as chairman of the committee. Our Board has determined that all these committee members meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq.  Our Board has determined that Messrs. Hallsworth and Aebischer are “audit committee financial experts” within the meaning of SEC regulations and applicable listing standards of Nasdaq. The audit committee met ten times during the year ended March 31, 2022, including four regularly scheduled meetings.  Upon completion of the Annual General Meeting, if elected or re-elected as applicable, Ms. Bechu will join the audit committee and the audit committee will be composed of Ms. Bechu and Larue and Messrs Aebischer and Hallsworth, with Mr. Aebischer serving as chairman of the committee.  The Board has determined that all these committee members meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq.

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting, financial and critical accounting practices and policies relating to risk assessment and management;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements to be included in our Annual Report on Form 10-K;
•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement;
•	reviewing the cyber-security risk management program and reporting to the Board regarding strategies for improvement;
•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board for approval;
•	viewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Remuneration Committee

Our remuneration committee is composed of Messrs. McDonough, von Prondzynski and Shroff, with Mr. Shroff serving as chairman of the committee. Our Board has determined that all these committee members are independent as defined under the applicable listing standards of Nasdaq. The remuneration committee met eight times during the fiscal year ended March 31, 2022, including four regularly scheduled meetings.  Mr. McDonough will not stand for re-election at the 2022 Annual General Meeting.  Upon completion of the Annual General Meeting, if re-elected, the remuneration committee will be composed of Ms. Larue and Messrs. Hallsworth and von Prodzynski, with Mr. Hallsworth serving as chairman of the remuneration committee.

The remuneration committee’s responsibilities include:

•	determining and approving the remuneration of our chief executive officer and other named executive officers;
•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other named executive officers;
•	evaluating the performance of our chief executive officer and other named executive officers in light of such corporate goals and objectives;
•	overseeing and administering our compensation and equity-based plans;
•	making recommendations to the Board about amendments to such plans and the adoption of any new employee incentive compensation plans;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the remuneration committee;

•	conducting the independence assessment outlined in the rules of Nasdaq with respect to any compensation consultant, legal counsel or other advisor retained by the remuneration committee;
•	producing a remuneration committee report on executive compensation as required by the rules of the SEC to be included in our annual proxy statement;
•	reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking;
•	reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;
•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of Nasdaq;
•	reviewing and establishing our overall management compensation philosophy and policy;
•	reviewing and approving our policies and procedures for the grant of equity-based awards; and
•	reviewing and making recommendations to our Board with respect to director compensation.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Ms. Buckle and Messrs. von Prondzynski and Wilkerson, with Mr. von Prondzynski serving as chairman of the committee. Our Board has determined that these committee members are independent as defined under the applicable listing standards of Nasdaq. The committee met five times during the fiscal year ended March 31, 2022, including four regularly scheduled meetings.  Upon completion of the Annual General Meeting, if re-elected, the nominating and corporate governance committee will be composed of Ms. Buckle and Messrs von Prodzynski and Shroff, with Mr. Shroff serving as chairman of the nominating and corporate governance committee.

The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•	establishing a policy under which our shareholders may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;
•	recommending to our Board qualified individuals to serve as members of the committees of our Board;
•	developing, updating and recommending to our Board a set of corporate governance principles;
•	assisting the Board in developing and evaluating potential candidates for executive positions (including the chief executive officer) and overseeing the development of executive succession plans;
•	articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;
•	reviewing and recommending to our Board practices and policies with respect to directors;
•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board for approval;
•	overseeing the systems and processes established by us to ensure compliance with our Code of Business Conduct and Ethics; and
•	performing an evaluation of the performance of the committee.

BOARD PRACTICES

To help our shareholders better understand our Board practices, we are including the following description of current practices. The nominating and corporate governance committee periodically reviews these practices.

Size of the Board

Historically, the Board has consisted of eight directors and increased to nine directors in May 2022. Our Memorandum and Articles of Association provide that our Board must consist of a minimum of two directors. The exact number of members on our Board will be determined from time to time by our full Board.  The Board appointed Mr. Aebischer as director and member of the audit committee effective as of May 1, 2022.  The Board also nominated Mrs. Bechu who is standing for election as a director at the 2022 Annual General Meeting.  Mr. McDonough elected not to stand for re-election at the 2022 Annual General Meeting.

Leadership Structure

Heino von Prondzynski, an independent, non-employee director, serves as the Chairman of the Board. The Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as we continue to grow. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, day-to-day leadership, and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to management of our Board and oversight of us. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, the Board may periodically review its leadership structure.

Director Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. Only one member of the Board, Mr. Méndez, who serves as our Chief Executive Officer, is an employee of Quotient. The non-employee directors of the Company are Mses. Buckle and Larue, and Messrs. Aebischer, Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson, and upon completion of the annual general meeting, if elected, Ms. Bechu. The Board has determined that Messrs. Aebischer, Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson, Mses. Bechu, Buckle and Larue, are independent under the applicable Nasdaq listing rules.  In addition, the Board has determined that Ms. Larue and Messrs. Aebischer, Hallsworth and Shroff, each of whom serves on our audit committee, is independent under Rule 10A-3 under the Exchange Act. In particular, in making such determinations, the Board specifically considered Mr. Shroff’s role as managing director of Galen Partners and Mr. Wilkerson’s role as senior advisor to Galen Partners and the attribution to each of them of beneficial ownership of shares beneficially owned by Galen Partners, and determined that their service in such roles and the resulting attribution of beneficial ownership of our shares did not hinder their independence under applicable Nasdaq or Exchange Act rules.  Upon completion of the Annual General Meeting, if elected or re-elected as applicable, Ms. Bechu will join the audit committee and the audit committee will be composed of Ms. Bechu and Larue and Messrs Aebischer and Hallsworth, with Mr. Aebischer serving as chairman of the committee.  The Board has determined that Ms. Bechu meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq.

Audit Committee Financial Expert

The Board has determined that all of the current and nominee members of the audit committee are financially literate and that Mr. Hallsworth and Mr. Aebischer, are “audit committee financial experts” within the meaning of SEC regulations and applicable listing standards of Nasdaq.

Evaluation of Board Performance

The nominating and corporate governance committee coordinates an annual evaluation process by which the directors evaluate the Board’s and its committees’ performance and procedures. This self-evaluation leads to a full Board discussion of the results. The committees of the Board each conduct an annual evaluation of their committee’s performance and procedures.

As discussed above under “Meetings of the Board and Committees of the Board”, the Board evaluated our Board and committee composition, which resulted in the Company adding or nominating new members to its board of Directors and Committees, and in effectuating rotations of certain committee members and the appointment of new chairpersons to our three committees to be effective after the Annual General Meeting. The Board further undertook its annual evaluation process during the fiscal year ended March 31, 2022.

Nomination of Directors – Skills and Experience

The nominating and corporate governance committee recommends individuals for membership on the Board. In making its recommendations, the nominating and corporate governance committee considers an individual’s independence based on Nasdaq independence requirements and the criteria determined by the Board.

The nominating and corporate governance committee considers not only a candidate’s qualities, performance and professional responsibilities, but also the composition of the Board and the challenges and needs of the Board at that time. The Board as a whole is constituted to be strong in its diversity and collective knowledge of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

The culture of the Board enables the Board to operate swiftly and effectively in making key decisions and when facing major challenges. Board meetings are conducted in an environment of trust, confidentiality, open dialogue, mutual respect and constructive commentary.

While the nominating and corporate governance committee does not have a formal policy on Board diversity, it views diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities. The nominating and corporate governance committee will use the same process and criteria for evaluating all nominees, regardless of who submits the nominee for consideration.  In this regard, the nominating and corporate governance committee works with the Board, especially in conjunction with the annual Board and committee evaluations, to determine the appropriate diversity of professional experience, expertise, educational background and other qualifications in light of the Company’s business strategies.  As a group, our director nominees represent a broad range of these expertise, experience and skills.

Director Nominee Skills	Of 9 Nominees
Senior Leadership Experience						9
Financial Expertise			6
In-vitro diagnostic industry				7
Healthcare Industry Sales & Marketing			6
Strategic Transactions M&A				7
Capital markets		4
Public Company Board Experience					8
Research & Development IVD	3

The nominating and corporate governance committee also promotes the advancement of boardroom diversity and as a group, our director nominees embrace the below diversity range.

Board Diversity Matrix for Quotient Ltd. in relation with the Company’s nine director nominees for the 2022 Annual General Meeting
Country of Principal Executive Offices	Jersey (Channel Islands)
Foreign Issuer	Yes
Disclosure prohibited under home country law	Yes
Total number of nominee Directors	9
	Female	Male	Non-Binary	Did not disclose gender
Part I: Gender Identity
Directors	3	6	-	-
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction	-
LGBTQ+	-

Did Not Disclose Demographic Background	-

Shareholders are encouraged to submit the name of any candidate they believe to be qualified to serve on the Board, together with background information on the candidate, to the chair of the nominating and corporate governance committee. In accordance with procedures set forth in our Memorandum and Articles of Association, shareholders may propose, and the nominating and corporate governance committee will consider, nominees for election to the Board at the next annual general meeting by giving timely written notice to our Head of Legal and Compliance, which must be received at our registered office no later than the close of business on the date that is 90 days before the first anniversary of the last annual general meeting of the Company, or August 1, 2022, and no earlier than the date that is 120 days before the first anniversary of the last annual general meeting of the Company, or July 2, 2022. The notice periods may change in accordance with the procedures set out in our Memorandum and Articles of Association. Any such notice must include the name of the nominee, a biographical sketch and resume, contact information and such other background materials on such nominee as the nominating and corporate governance committee may request.

Executive Sessions

Non-employee directors meet together as a group during each Board meeting, without the Chief Executive Officer or any other employees in attendance. Mr. von Prondzynski, as our Board’s Chairman, presides over each executive session of the Board. There is also an executive session during each committee meeting at which committee members meet without the Chief Executive Officer or any other employees in attendance. In addition, as required under Nasdaq listing standards, independent directors must meet together as a group at least twice a year.

Board’s Role in Risk Oversight

We face a number of risks, including risks relating to our business, operations, strategic direction and regulatory environment, as well as legal, financial, compliance, liability, information technology, ESG, cybersecurity and reputational risks. The Board takes an active role in risk oversight related to the Company both as a full Board and through its committees. While the Company’s management is responsible for day-to-day management of the various risks facing the Company, the Board is responsible for monitoring management’s actions and decisions. The Board, as apprised by the audit committee, determines that appropriate risk management and mitigation procedures are in place and that senior management takes the appropriate steps to manage all major risks.

Attendance at Shareholder Meetings

The Board does not have a formal policy regarding director attendance at shareholder meetings. Mr. von Prondzynski and Mr. Méndez attended the 2021 annual general meeting of the shareholders.

As required by our organizational documents, we intend to hold the 2022 Annual General Meeting in person.

Governance Principles

The Board maintains a formal statement of Corporate Governance Guidelines that sets forth the corporate governance practices for Quotient. The Corporate Governance Guidelines are available on our website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A current copy of the code is posted on the investor section of our website, www.quotientbd.com. We intend to disclose any amendment to the code, or any waivers of its requirements, on our website.

Corporate Responsibility

The Board is committed to being a good corporate citizen and seeks to identify and manage the material environmental, social and governance (“ESG”) risks and opportunities that are relevant to our activities.  The following is a description of our commitment to minimize the environmental impact of our products and operations. Our strategy in fiscal year 2022 was geared towards waste management and environmental management ISO certification under ISO 14001.  Our goal is to harmonize green standards at group level and we are building an ESG taskforce with the mission to implement and improve our strategy in this area.

Waste Management

We strive to reduce our waste, by employing continuous improvement initiatives such as our waste management process that focus on recyclable (and recycled) material and separates key waste categories according to their environmental impact. Our employees are trained on the waste management process and may consult with our biological safety team on special wastes features.  We put in place appropriate containers to collect, sort and dispose of general waste.

ISO 14001 – Environmental management

During fiscal year 2022, we have applied for and were successfully certified in June 2022 to the ISO 14001 Environmental Management System for our manufacturing site in Switzerland.  We are committed to play a key role in achieving sustainable climate objectives. By being certified according to the ISO 14001 standards, we demonstrate our willingness to improve our environmental performance. We strive to do our best to protect our planet’s natural resources while also working towards our own environmental objectives.

Environmentally friendly technologies

We encourage the development and diffusion of environmentally friendly technologies to help our company reduce the use of raw materials leading to increased efficiency. Our Innovators’ Circle Studies aim at providing analytical data and measuring the impact of our MosaiQ platform workflow on the environment through measuring reagents and consumables consumptions, volume of water used, liquid and solid waste generated.

Communications with the Board

The Board believes that it is in the best interests of the Company and its shareholders to provide to every shareholder the ability to communicate with the Board as a whole, or with an individual director, through an established process for shareholder communication. The shareholder communication policy is posted on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions, since April 1, 2021, in which (a) we were a participant, (b) the amount involved exceeded $120,000 and (c) one or more of our executive officers, directors or 5% shareholders, or their immediate family members, each of whom we refer to as a “related person,” had a direct or indirect material interest. We refer to these as “related person transactions.”

Transition Agreement – Franz Walt

On February 23, 2021, we entered into a transition agreement with Mr. Franz Walt, our former Chief Executive Officer, and we agreed to make certain payments to Mr. Walt in consideration for his service to us, for his continued provision of services through his retirement date on May 24, 2021 and for up to 18 months following the retirement date to support the new Chief Executive Officer and to consult on special initiatives or other matters that may arise.  In recognition of Mr. Walt’s service to us, Mr. Walt received a single cash payment of $1,125,000 (equal to 18 months base salary). Mr. Walt was subject to non-competition restrictions during the 18-month consultancy.  In addition, the Transition Agreement provided that all options to acquire our ordinary shares held by Mr. Walt that were unvested as of the retirement date and that were scheduled to vest within 12 months following the retirement date remained outstanding and vested and became exercisable on their regularly scheduled vesting dates after the retirement date; all other options held by Mr. Walt that were unvested as of the retirement date were forfeited; and all options held by Mr. Walt that were vested as of the retirement date remained exercisable until May 24, 2022. Furthermore, all restricted share units (“RSUs”) and other awards with respect to our ordinary shares held by Mr. Walt that were unvested as of the retirement date and that were scheduled to vest within 12 months following the retirement date remained outstanding and vested on their regularly scheduled vesting dates after the retirement date; and all other RSUs held by Mr. Walt that were unvested as of the retirement date were forfeited. Mr. Walt was also entitled to receive all accrued and vested benefits under any other Company benefit plans, and any reimbursements to which Mr. Walt was entitled under current policies through the retirement date.

Registration Rights Agreement

On December 13, 2019, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Heino von Prondzynski, our Chairman, Franz Walt, our former Chief Executive Officer, and Christopher Lindop, our former Chief Financial Officer, with respect to an aggregate of 105,000 ordinary shares owned by these individuals that were originally subscribed for by them in separate private placements that occurred in February 2017 and August 2018, respectively (the “registrable shares”). We refer to these individuals, in their capacities as parties to the Registration Rights Agreement, as the “holders.”  The purpose of the Registration Rights Agreement is to permit the public offer and resale of the registrable shares by the holders. In accordance with the terms of the Registration Rights Agreement, we filed with the SEC a shelf registration statement on Form S-3 to register the registrable shares to be sold by the holders from time to time (the “Shelf Registration Statement”), and we have agreed to use our reasonable best efforts to keep the Shelf Registration Statement continuously effective until the registrable shares are sold or otherwise cease to be registrable shares for purposes of the Registration Rights Agreement or the agreement is otherwise terminated.

Supplements to the 2016 Senior Secured Notes due 2025

On October 13, 2021, we received consents from all of the holders of our 12% senior Secured Notes (the “Notes”) to certain amendments to the indenture governing the Notes.  Highbridge Capital Management, LLC and its affiliates, which beneficially own more than 5% of the Company’s ordinary shares, is a holder of the Notes and received its prorate share of the consent consideration paid to holders of the Notes, which amounted to (i) an aggregate of 932,772 of the Company’s ordinary shares, nil par value per share, and (ii) 5-year warrants to purchase an aggregate of 1,844,020 of the Company’s ordinary shares for $4 per share

In June 2022, the Company and holders of the Notes agreed additional amendments of the Notes.  In July 2022, Highbridge Capital Management, LLC and its affiliates will receive warrants to purchase Company’s ordinary shares at an exercise price of $0.75 per share.

Employment Agreements

On January 3, 2020, we entered into an employment agreement with Mr. Buhler, our former Chief Financial Officer, which sets forth the terms and conditions under which Mr. Buhler served as our Chief Financial Officer.  On June 30, 2021, Peter Buhler notified the Company that he was resigning from his position as Chief Financial Officer to take a position with another company.  He continued serving as our Chief Financial Officer through to October 31, 2021, and remained with the Company to ensure a smooth transition until his employment agreement ended on December 31, 2021.

On February 23, 2021, we entered into an employment agreement with Mr. Méndez, which sets forth the terms and conditions under which Mr. Méndez will serve in the position of Chief Executive Officer effective April 1, 2021. The Employment Agreement was approved by the Board as well as the Remuneration Committee of the Board. The agreement has a four-year term and subject to certain circumstances set forth in the Employment Agreement, Mr. Méndez will work at our premises in Eysins, Switzerland.  The employment agreement with Mr. Méndez was subsequently amended on October 5 and October 15, 2021, as well as on January 12, 2022.

On September 23, 2021, we entered into an employment agreement with Mr. El Khoury, which sets forth the terms and conditions under which Mr. El Khoury serves as our Chief Commercial Officer effective from October 5, 2021.

For additional information on our employment agreements with our executive officers, see “Executive Compensation—Agreements with our Executive Officers—Employment Agreements.”

Equity Awards

We have issued certain shares and granted share options, or multi-year, performance-based restricted share units, and/or restricted share units, or RSUs, to our executive officers and our directors.  For additional information, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year End” and “Non-Employee Director Compensation.”

Change of Control

We are party to change of control agreements with our executive officers. For additional information, see “Executive Compensation—Agreements with our Executive Officers—Change of Control Agreements.”

Indemnification

We have entered into indemnification provisions or agreements with each of our executive officers and directors to indemnify them against certain liabilities and expenses arising from their being an officer or director (but specifically excluding any circumstance where they are determined to have violated their fiduciary duty to us). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Non-Employee Director Appointment Letters

We have entered into letters of appointment with certain of our non-employee directors. These letters set forth the main terms on which each of our non-employee directors serve on our Board. Continued appointment under the letter is contingent on continued satisfactory performance, re-nomination by the nominating and corporate governance committee and approval of the Board, re-election by the shareholders and any relevant statutory provisions and provisions of our articles of association relating to removal of a director.

Procedures for Approval of Related Party Transactions

Currently, under our Related Party Transaction Policy, our audit committee is charged with the primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed or existing transaction. To assist our audit committee in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, our audit committee determines that the related person would have a direct or indirect material interest in the transaction, the audit committee must review and either approve or reject the transaction in accordance with the terms of the policy. If any executive officer becomes aware of a related party transaction that the audit committee has not approved or ratified, he or she shall promptly inform the audit committee or such other person designated by the audit committee.

Composition of our Board of Directors and Director Independence

For information about the composition of our Board and director independence, please see “Meetings of the Board of Directors and Committees of the Board” and “Board Practices-Director Independence.”

Remuneration Committee Interlocks and Insider Participation

None of the members of our remuneration committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or remuneration committee of any entity that has one or more executive officers serving on our Board or remuneration committee.

Family Relationships

There is no family relationship between any director, executive officer or person nominated to become a director or executive director.

ELECTION OF DIRECTORS (RESOLUTIONS 1 TO 9)

Messrs. Méndez, Aebischer, Hallsworth, von Prondzynski, Shroff, and Wilkerson, and Mses. Bechu, Buckle and Larue, who are the nine nominees for director, are each nominated for one-year terms expiring in 2023. The Board has been informed that each of these director nominees are willing to serve as a director. If a director does not receive a majority of the vote for his or her election then that director will not be elected to the Board and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy.

The following sets forth information concerning the nine nominees for director. Messrs. Hallsworth, Shroff and Wilkerson were members of our Board immediately prior to our initial public offering in April 2014, and Mr. von Prondzynski was appointed to the Board shortly thereafter in September 2014.  Mses. Buckle and Larue were appointed to the Board, effective as of September 1, 2020; Mr. Méndez was appointed to the Board, effective as of April 1, 2021 and Mr. Aebischer was appointed to the Board, effective as of May 1, 2022. Upon completion of the Annual General Meeting, if elected, Mrs. Bechu will become a director effective October 31, 2022.  Information below as to each such member’s tenure on the Board also reflects their tenure on the Board prior to our initial public offering.

Manuel O. Méndez Muñiz

Mr. Méndez, 54, joined the Board and was appointed Chief Executive Officer in April 2021.  From 2019 to 2021, Mr. Méndez served as the Senior Vice President and Chief Commercial Office at Quest Diagnostics Incorporated (NYSE: DGX), a leading global provider of diagnostic information services. From 2014 to 2019, Mr. Méndez held various roles, including Senior Vice President, Global Commercial Operations, Chief Commercial Officer and member of the Executive Committee, at QIAGEN N.V., a worldwide provider of Sample to Insight solutions for molecular testing. Mr. Méndez has also held a variety of senior leadership roles with Abbott Laboratories, Thermo Fisher Scientific Inc., OraSure Technologies, Inc. and bioMerieux. Mr. Méndez sits on the Advisory Boards of the Boston University College of Engineering, Forbes Business Council, and Alumni Society. He is also an executive member of the Latino Corporate Directors Association (LCDA).  Mr. Méndez received a Master of Business Administration degree from Northwestern University’s Kellogg School of Management and a Bachelor’s degree in biomedical engineering from Boston University.

The Board believes that Mr. Méndez is qualified to serve as a Director based upon his extensive leadership, executive, managerial, business and diagnostics and life science industry and market experience, along with his years of experience in the research and development of healthcare diagnostic products.

Thomas Aebischer

Mr. Thomas Aebischer, 61, was appoint as a Director in May 2022.  Since March 2021, Thomas Aebischer has been the chief financial officer of RWDC Ltd., a biotechnology company concentrated on innovative and cost-effective environmentally friendly biopolymer material solutions.  From January 2016 to December 2019, Mr. Aebischer served as Executive VP and CFO of LyondellBasell Industries, a company active in plastics, chemicals and refinement.  Mr. Aebischer also served as chief financial officer for the Holcim Group from 2011 to 2015. Before becoming chief financial officer, he worked in various positions for Holcim including as the chief financial officer for group companies from 1996 to 2010. Earlier in his career, Mr. Aebischer held positions as tax assessor and financial auditor. Mr. Aebischer has served as a director and member of the audit committee of Dormakaba (Switzerland) since October, 2021. Mr. Aebischer is a Swiss Certified Accountant and graduated from the Advanced Management Program at Harvard Business School.

The Board believes that Mr. Aebischer is qualified to serve as a Director based upon his extensive experience in global financial and capital markets, doubled with a highly strategic mindset as well as industry background experience.

Sophie Bechu

Mrs. Sophie Bechu, 61, has been the Chief Operating Officer of Royal Philips, a medical technology company operating through diagnosis, treatment, connected care and personal health segments, since September 2016. Earlier in her career, Mrs. Bechu held various positions at IBM across various international geographies, from December 1983 to August 2016, moving from Plant Strategy and Plant Controller in her early years to Vice President, Strategic Outsourcing, North America Delivery GTC in June 2015.  Mrs. Bechu graduated in Engineering, Electronics, Automation from the École Supérieure d’Électricité, in Paris (France).

The Board believes that Mrs Bechu is qualified to serve as a Director based upon her extensive experience in industry operations doubled with depth and knowledge of the medical technology sector.

Dr. Isabelle Buckle

Dr. Isabelle Buckle, 60, was appointed as a Director in September 2020. Since 2014, Dr. Isabelle Buckle serves as Executive Vice-President of Technology Transfer and Industrial Partnership at Institut Pasteur, a private non-profit foundation with global outreach, dedicated to research, teaching and public health initiatives in the field of emerging viruses, infections, epidemics and diseases.  Dr. Buckle previously served as Global Vice President of Clinical Mass Spectrometry at Bruker Daltonics, CEO and Chairman at InGen Biosciences (an in vitro diagnostics group headquartered in France), Global Head European Pharma’s Accounts at Life Technologies (now part of Thermo Fisher Scientific), and Regional Director Head of Business Development at Ciphergen Biosystems Inc.  Dr. Buckle holds a Ph.D. in Biochemistry from the University Paris VII, Institut Pasteur.

The Board believes that Dr. Buckle is qualified to serve as a Director based upon her extensive scientific, commercial and business experience in the biotechnology sector, her scientific training and background as well as her operational experience in the field of emerging viruses and epidemics.

Frederick Hallsworth

Frederick Hallsworth, 69, was appointed as a Director in February 2011. Mr. Hallsworth spent 25 years with Arthur Andersen, becoming a partner in 1989. At Arthur Andersen, Mr. Hallsworth held a number of senior management positions, including Head of Corporate Finance, Head of Audit and Managing Partner of Cambridge, UK office of Arthur Andersen and Managing Partner and Head of Audit of Arthur Andersen, Scotland. He joined Deloitte in 2002, where he served as Senior Client Service Partner and Head of TMC Practice in Scotland until 2005. He is also currently a director of memsstar (2006 to present), CMA Scotland (2007 to present), and Offshore Renewable Energy Catapult (2015 to present). Former directorships include: Scottish Enterprise (2004-2010), Microvisk (2006-2012), Forth Dimension Displays (2007-2011), Elonics (2006-2010), Golden Charter (2009-2011), Infinite Data Storage plc (2005-2007), 3Way Networks (2005-2007), Innovata plc (2005-2007), Metaforic (2009-2014) and AT Communications plc (2008-2009). Mr. Hallsworth has been a Member of the Institute of Chartered Accountants of Scotland since 1978. Mr. Hallsworth received a Bachelor of Accountancy from Glasgow University 1974.

The Board believes that Mr. Hallsworth is qualified to serve as a Director based upon his extensive accounting experience and experience providing strategic direction to multiple life science and technology companies.

Dr. Catherine Larue

Dr. Catherine Larue, 66, was appointed as a Director in September 2020. Since 2020, Dr. Larue is the Founder and General Manager of CoDx, a consulting service in biotechnology.  From 2019 until 2020, Dr. Larue served as Director of External Affairs at the Integrated Biobank of Luxembourg, organised within the Luxembourg Institute of Health (LIH) and dedicated to supporting biomedical research, providing biospecimen and biobanking services and infrastructure for applied medical research. From 2012 to 2019, Dr. Larue served as CEO of the Integrated BioBank of Luxembourg (IBBL), being during the 2016-2017 period the CEO ad interim of the Luxembourg Institute of Health (LIH).  Dr. Catherine Larue began her career at Sanofi Pharmaceuticals in the cardiovascular R&D department before joining Sanofi Diagnostics Pasteur, at Minneapolis MN (USA) where she was responsible for Assay Development on Access instrument in the immunodiagnostic area. Dr. Larue also served as a Director of Business Unit at Bio-Rad Diagnostics, and was then appointed Vice-President Executive Biomarkers at Genfit. Dr. Larue authored 87 publications (h index 19) and filed 13 patents, while also creating and chairing the “Biomarkers Group” in the Competitiveness Bio-cluster (Medicen, Paris). She sits on the Scientific Advisory Board of EATRIS (since 2019) as well as on the Board of Directors of Fondation ARC (since 2018), Genfit and ITTM Inc (both since 2017). Dr. Larue holds a Ph.D. in Immunology from the University of Rouen and a Master in Business Administration from St John’s University and ISM Paris.

The Board believes that Dr. Larue is qualified to serve as a Director based upon her extensive experience in the diagnostics industry, her scientific background as well as her experience in providing strategic guidance to companies in the life sciences industry.

Heino von Prondzynski

Heino von Prondzynski, 72, was appointed as a director in September 2014 and as our Chairman in March 2018. He joined the Board as our Lead Independent Director in September 2014. Mr. von Prondzynski served as chief executive officer of Roche Diagnostics and as a member of the executive committee of F. Hoffman-La Roche Ltd., a Swiss based healthcare company that develops diagnostics and therapeutic products, from early 2000 to 2006, retiring from Roche at the end of 2006. From 1996 to 2000, Mr. von Prondzynski held several executive positions, including president of the vaccine business, at Chiron Corporation, a multinational biotechnology firm that developed biopharmaceuticals, vaccines and blood-testing products. Earlier in his career, Mr. von Prondzynski held sales and marketing and general management positions at Bayer AG, a German based maker of healthcare products, specialty materials and agricultural products. Mr. von Prondzynski also serves on the board of Epigenomics AG. Mr. von Prondzynski also has served as a director of Koninklijke Philips Electronics NV (2007-2019), Hospira, Inc. (2009-2015), Nobel Biocare Holding AG, Switzerland (2010- 2011) and Qiagen NV (2007-2013). Mr. von Prondzynski studied maths, geography and history at Westfälische Wilhelms University, Münster, Germany.

The Board believes that Mr. von Prondzynski’s substantial history of leadership positions at major international healthcare companies allows him to provide a global business perspective to his service on the Board and makes him well qualified to serve on the Board.

Zubeen Shroff

Zubeen Shroff, 57, was appointed as a Director in July 2013.  Mr. Shroff is a Managing Director of Galen Partners, a leading healthcare growth equity firm founded in 1990. Mr. Shroff has over 25 years of experience working with entrepreneurs and their Boards of Directors in building high-growth healthcare companies. Mr. Shroff joined Galen in 1996 from The Wilkerson Group, where he was a Principal with a client base including pharmaceutical, diagnostics, device and biotech companies, plus a select number of venture capital firms. Prior to joining The Wilkerson Group, Mr. Shroff worked at Schering-Plough France, a manufacturer of healthcare products and medicines, where he helped launch their biotech product, alpha-Interferon, in several new indications. Mr. Shroff is currently serving as the Chair of WMC Health, a public benefit corporation, which provides healthcare services to Hudson Valley New York residents. He is a member of the Dean’s Advisory Board for Boston University School of Public Health. In addition, Mr. Shroff is a Fellow of the New York Academy of Medicine. Mr. Shroff has served on the board of directors of numerous privately held Galen portfolio companies. Mr. Shroff previously served on the public board of directors of Tactile Systems Technology, Inc. until May 2017, of Pet DrRx Corporation until July 2010, and of Encore Medical until June 2006. Mr. Shroff received a B.A; in Biological Sciences from Boston University and an M.B.A. from the Wharton School, University of Pennsylvania.

The Board believes that Mr. Shroff is qualified to serve as a Director based upon his extensive experience in providing strategic guidance to companies in the healthcare industry, particularly in the areas of medical devices, diagnostics, and capital equipment.

Dr. John Wilkerson

Dr. John Wilkerson, 79, was appointed as a Director in February 2012. Dr. Wilkerson co-founded Galen Partners in 1990 and currently serves as a Senior Advisor to Galen. Dr. Wilkerson has focused on healthcare throughout his career, beginning as a Group Product Director for Ortho-Clinical Diagnostics Inc. He was a Vice President covering medical device companies at Smith Barney before moving in 1980 to Channing, Weinberg & Co., Inc., a management consulting firm for pharmaceutical, diagnostic, medical device and biotechnology companies, which he acquired and renamed The Wilkerson Group.  The Wilkerson Group was subsequently acquired by IBM in 1996.

Dr. Wilkerson was previously a director of Sonacare Medical and was the Chairman of Atlantic Health Systems, a New Jersey hospital system. He is a trustee and former President of the Museum of American Folk Art and founder of the E.L. Rose Conservancy. Dr. Wilkerson received a Ph.D. from Cornell University.

The Board believes that Dr. Wilkerson is qualified to serve as a Director based upon his extensive experience providing strategic direction to companies in the life sciences industry, as well as his operational experience in the transfusion diagnostics industry.

The Board of Directors recommends a vote “FOR” each of the nine director nominees named above. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR the election of all nine nominees.

ADVISORY APPROVAL OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS (RESOLUTION 10)

Background

In accordance with Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation paid to our named executive officers, or a “say on pay” proposal, as described in greater detail below. We believe it is appropriate to seek the views of our shareholders on our executive compensation program.  This vote will take place every year based on the results from the "say on frequency" vote during the annual general meeting of shareholders held on October 29, 2020.

Summary

Our executive compensation program is designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management to those of our shareholders.  Consequently, our executive compensation plan is comprised of four principal elements – salary, benefits, long-term equity interest and cash bonuses based on annual individual and corporate performance. Consistent with our strategic goals, we have designed and implemented a performance-based award that aligns equity compensation with outstanding returns to our shareholders over several years.

When designing our executive compensation program, the remuneration committee periodically reviews commercially available, industry specific compensation data for: (i) companies in the global diagnostics industry; (ii) companies addressing the donor testing market; and (iii) companies in the European biotechnology industry, as a general guide for establishing its compensation practices and structures. The remuneration committee, along with the Board, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them.  On an annual basis the remuneration committee reviews tally sheets reflecting each named executive officer’s compensation history with respect to each element of compensation.

The COVID-19 global pandemic created a challenging environment for the Company to operate in.  Despite these challenges we achieved important milestones with respect to the development and commercialization of MosaiQ, maintained the continuity of our supply network and worked to ensure the safety of our employees.  We also made material achievements such as ensuring business continuity during a global pandemic with on-site operations continuing on all locations, development and regulatory approval (including obtaining the CE Mark of the MosaiQ expanded immuno-hematology microarray).  We believe the compensation paid to our named executive officers in fiscal 2022 reflects our strong pay-for-performance philosophy.

For additional information about our executive compensation program, please refer to the section of this proxy statement entitled "Executive Compensation - Compensation Discussion and Analysis" and the related compensation tables, notes and narrative discussion.

Proposal

In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote FOR the approval of the following resolution at the Annual Meeting:

“THAT the shareholders approve, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers, as described in the "Executive Compensation - Compensation Discussion and Analysis" section of the Proxy Statement for the Company's 2022 Annual General Meeting and the related compensation tables, notes and narrative discussion.”

Effect of Proposal

The resolution above reflects a non-binding, advisory proposal. The approval or disapproval of this proposal by shareholders will not require our Board or our remuneration committee to take any action regarding our executive compensation practices. The final determination of the compensation of our executive officers remains with our Board and our remuneration committee. Our Board, however, values the opinions of our shareholders as expressed through their votes, as well as through other communications with us. Although the resolution is non-binding, our Board and our remuneration committee will carefully consider the outcome of this advisory vote, as well as shareholder opinions received from other communications, when making future executive compensation decisions.

Required Vote

The approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as disclosed in the “Executive Compensation - Compensation Discussion and Analysis” section of this proxy statement and the related compensation tables, notes and narrative discussion requires the affirmative vote of a majority of votes cast at the Annual Meeting. This proposal is considered a non-routine matter under applicable rules. A broker, bank or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the result of the vote. If no contrary indication is made, returned proxies will be voted for the proposal.

The Board recommends a vote “FOR” this proposal. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

Approval of the fourth Amended and Restated Stock Incentive Plan (the "Fourth Amended and Restated 2014 Plan") which amends the Third Amended and Restated 2014 Stock Incentive Plan (the "2014 Plan") to (a) increase the number of ordinary shares authorized for issuance by 10,000,000 shares, and (b) remove the "evergreen" provision pursuant to which the aggregate number of shares authorized for issuance automatically increaseS each year.

(Resolution 11)

Background and Purpose of the Proposal

The 2014 Plan was originally adopted by the Board on March 31, 2014 and approved by our shareholders on April 3, 2014, and has since been amended several times with the approval of our shareholders.  The use of share-based awards under the 2014 Plan continues to be a key element of our compensation program.

The 2014 Plan currently authorizes an aggregate of 6’249’273 ordinary shares for issuance in connection with awards and as of 30 June 2022, only 456,988 ordinary shares remained available.

Given material declines in the Company's share price in recent months and the Company's belief that equity incentive compensation promotes alignment of the interests of Company management and stockholders, the Company is seeking stockholder approval for an additional fixed number of shares under the Plan.  The Company currently expects that the increased amount will enable it to fulfill the Company’s plans for executive compensation for 2022 and 2023. The additional shares would also permit the Company to settle certain awards previously granted to its chief executive officer in ordinary shares, rather than cash, as discussed further below, and also to potentially satisfy its commitments to its chief executive officer thereafter.  The proposed increase in available shares would be combined with the elimination of the existing Evergreen provision of the Plan.

Accordingly, shareholders are being asked to approve the Fourth Amended and Restated 2014 Plan, which provides for an increase in the number of ordinary shares authorized for issuance by 10,000,000 ordinary shares thereunder.  The shareholders are also being asked to approve the removal of the “evergreen” provision pursuant to which the aggregate number of shares authorized for issuance automatically increased each year by 0.75% of the number of ordinary shares issued and outstanding on the immediately preceding March 31.

If our shareholders approve this proposal, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the 10,000,000 additional ordinary shares available for issuance pursuant to the Fourth Amended and Restated 2014 Plan. The increase of 10,000,000 ordinary shares was determined by the remuneration committee based on the number of ordinary shares currently available as well as our annual equity burn rates (which are discussed in more detail below), taking into account the effect of the removal of the "evergreen" provision which would no longer increase the shares reserved under the plan beginning in 2023 and thereafter.  The remuneration committee feels it important to have adequate ordinary shares available to appropriately compensate current and future employees.

In fiscal years 2022, 2021, and 2020, our annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year under the 2014 Plan by the weighted-average number of shares outstanding during the applicable year) under our 2014 Plan were .3%, .3%, and .2% respectively, or .27% on average.

Our expectations regarding our expected burn rates and the adequacy of the proposed aggregate share reserve under the Fourth Amended and Restated 2014 Plan are dependent on the price of our shares and hiring activity during the next few years, the vesting schedules and types of awards we grant, the amount of forfeitures of outstanding awards and that no future circumstances occur that may require us to change our current equity grant practices. Moreover, with the Company’s focus in fiscal year 2022 on hiring activity in key senior leadership positions our remuneration committee believes it is prudent to seek to have additional shares reserved and available for issuance under the Fourth Amended and Restated 2014 Plan. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Fourth Amended and Restated 2014 Plan could last for a shorter or longer time than estimated, provided always no awards may be granted under the Fourth Amended and Restated 2014 Plan after March 30, 2024

Summary of the Fourth Amended and Restated 2014 Plan

The following summary of the Fourth Amended and Restated 2014 Plan and the material changes to the 2014 Plan are qualified in their entirety by the actual text of the Fourth Amended and Restated 2014 Plan, which is attached to this proxy statement as Exhibit A.  The Fourth Amended and Restated 2014 Plan will provide us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our company and thereby have an interest in its success and increased value.

We are amending the 2014 Plan to increase the number of ordinary shares available for issuance under the Fourth Amended and Restated 2014 Plan, by 10’000’000 shares to an aggregate of 16’249’273 ordinary shares. The aggregate number of ordinary shares will be subject to adjustment in the event of a recapitalization, share split, share consolidation, reclassification, share dividend or other change in our capital structure, including the possible reverse stock split discussed in Special Resolution 13 in this proxy statement. To the extent that an award terminates, or expires for any reason, then any shares subject to the award may be used again for new grants. However, shares which are (i) not issued or delivered as a result of the net settlement of outstanding share appreciation rights, or SARs, or options, (ii) used to pay the exercise price related to outstanding options, (iii) used to pay withholding taxes related to outstanding options or SARs or (iv) repurchased on the open market with the proceeds from an option exercise, will not be available for re-grant under the Fourth Amended and Restated 2014 Plan.

Under the 2014 Plan, the number of ordinary shares reserved for issuance automatically increased on April 1 of each year, from April 1, 2021 through April 1, 2022, by 0.75% of the number of ordinary shares issued and outstanding on the immediately preceding March 31, or such lesser number of shares as determined by our Board or the remuneration committee.  As of April 1, 2022, we were authorized to issue an aggregate of 2’699’273 additional ordinary shares under the 2014 Plan as a result of such automatic annual increases. The Fourth Amended and Restated 2014 Plan will no longer contain the automatic annual increase of ordinary shares reserved for issuance beginning in 2023 and thereafter.

The Fourth Amended and Restated 2014 Plan will permit us to make grants of (i) incentive share options pursuant to Section 422 of the Code and (ii) nonqualified share options. Incentive share options may only be issued to our employees. Nonqualified share options may be issued to our employees, directors, consultants and other service providers. The option exercise price of each option granted pursuant to the Fourth Amended and Restated 2014 Plan will be determined by our remuneration committee and may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. The term of each option will be fixed by our remuneration committee and may not exceed ten years from the date of grant. All option grants under the Fourth Amended and Restated 2014 Plan will be made pursuant to a written option agreement.

The Fourth Amended and Restated 2014 Plan will permit us to sell or make grants of restricted shares. Restricted shares may be sold or granted to our employees, directors, consultants and other service providers (or of any current or future parent or subsidiary of our Company). Restricted shares issued under the Fourth Amended and Restated 2014 Plan will be sold or granted pursuant to a written restricted shares purchase agreement.

The Fourth Amended and Restated 2014 Plan will also permit us to issue SARs. SARs may be issued to our employees, directors, consultants and other service providers. The base price per share of ordinary shares covered by each SAR may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions.  SAR grants under the Fourth Amended and Restated 2014 Plan will be made pursuant to a written SAR agreement.  Further, the Fourth Amended and Restated 2014 Plan will permit us to issue RSUs (including performance-based RSUs). RSUs may be issued to our employees, directors, consultants and other service providers. RSU grants under the Third Amended and Restated 2014 Plan will be made pursuant to a written RSU agreement.

As of March 31, 2022, 409 employees and 7 directors were eligible to participate in the 2014 Plan and will continue to be eligible to participate in the Fourth Amended and Restated 2014 Plan. The Fourth Amended and Restated 2014 Plan will be administered by our remuneration committee, which has the authority to control and manage the operation and administration of the 2014 Plan. In particular, the remuneration committee has the authority to determine the persons to whom, and the time or times at which, incentive share options, nonqualified share options, restricted shares, SARs or RSUs (including performance based RSUs) shall be granted, the number of shares to be represented by each option agreement or covered by each restricted share purchase agreement, SAR agreement or RSU agreement and the exercise price of such options and the base price of such SARs. In addition, our remuneration committee has the authority to accelerate the exercisability or vesting of any award, and to determine the specific terms, conditions and restrictions of each award. The remuneration committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, independent directors.

Unless provided otherwise within each written option agreement, restricted share purchase agreement, SAR agreement or RSU agreement as the case may be, the vesting of all options, restricted share, SARs and RSUs granted under the Fourth Amended and Restated 2014 Plan shall accelerate automatically in the event of a “change in control” (as defined in the Fourth Amended and Restated 2014 Plan) effective as of immediately prior to the consummation of the change in control unless such equity awards are to be assumed by the acquiring or successor entity (or parent thereof) or equity awards of comparable value are to be issued in exchange therefor or the equity awards granted under the Fourth Amended and Restated 2014 Plan are to be replaced by the acquiring entity with other incentives under a new incentive program containing such terms and provisions as our remuneration committee in its discretion may consider equitable.

Our Board may from time to time alter, amend, suspend or terminate the Fourth Amended and Restated 2014 Plan in such respects as our Board may deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent.

No awards may be granted under the Fourth Amended and Restated 2014 Plan after March 30, 2014.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Fourth Amended and Restated 2014 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Fourth Amended and Restated 2014 Plan may vary depending on the particular situation and therefore may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Incentive Options; Nonqualified Options; SARs

Participants will not realize taxable income upon the grant of a nonqualified stock option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (1) the amount of cash and the fair market value of the ordinary shares received, over (2) the exercise price (if any) paid. A participant will generally have a tax basis in any ordinary shares received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a nonqualified stock option, that equals the fair market value of such shares on the date of exercise. We will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above. Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the ordinary shares received upon exercise of the incentive stock option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year. Upon the disposition of ISO Shares that have been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s length disposition to an unrelated party), such excess would ordinarily constitute a capital loss. Generally, we will not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, we will then be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Restricted Shares; RSUs

In general, a participant will recognize ordinary compensation income as a result of the receipt of shares pursuant to a restricted share award, in an amount equal to the fair market value of the shares when such shares are received; provided, however, that if the shares are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (1) when the shares first becomes transferable or no longer subject to a substantial risk of forfeiture in cases where a participant does not make an valid election under Section 83(b) of the Code or (2) when the shares are received in cases where a participant makes a valid election under Section 83(b) of the Code. A participant will generally not recognize taxable income at the time of grant of an award in the form of an RSU award denominated in shares, but rather, will generally recognize ordinary compensation income at the time he receives cash or shares.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above for shares or cash received. Dividends that are received by a participant before the shares are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the ordinary shares received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

We will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

New Plan Benefits and Grants to be Made Under the Fourth Amended and Restated 2014 Plan

In April 2022, the Company granted 500,000 Restricted Stock Units and 833,333 Performance Stock Units equal to a total aggregate value of 1,600,000 USD, to fulfil the equity award commitments to Mr. Méndez under his employment agreement (the 2022 Awards).  At the point of vesting the Company can choose to settle the 2022 Awards in cash or in equity if possible based on available equity pool, and with the requisite approval from the Board. The 2022 Awards are linked to the share price while retaining the usual vesting restrictions, even if settled in cash. The proposed increase in share availability under the Plan will permit the Company to settle these 2022 Awards using ordinary shares, rather than cash, should it wish to do so, and allow the Company to also potentially satisfy its commitments to its chief executive officer in subsequent years.

Consequences of Failing to Approve the Proposal

The Fourth Amended and Restated 2014 Plan will not be implemented unless it is approved by our shareholders. If the Fourth Amended and Restated 2014 Plan is not approved by our shareholders, the 2014 Plan will remain in effect in its present form. Failure of our shareholders to approve this proposal also will not affect the rights of existing award holders under the 2014 Plan or under any previously granted awards under the 2014 Plan.  Failure of our shareholders to approve this proposal may result in certain members of our management team not receiving future awards under the Company’s improved pay for performance compensation program.  In addition, in light of the comparatively small amount of ordinary shares that remain available for future grant under the 2014 Plan, we will be limited in our ability to continue to grant equity awards to our non-employee directors in accordance with our non-employee director compensation program, to implement the share incentive portion of our executive compensation program and to otherwise grant equity awards to our employees.

If at the time of vesting the Board does not provide approval for the 2022 Awards to be settled in equity, then the Company will pay to Mr. Méndez an amount in cash equal in value to the total number of units multiplied by the share price at the time of vest.

The Board recommends a vote “FOR” the approval of the Fourth Amended and Restated 2014 Plan, which amends the Third Amended and Restated 2014 Stock Incentive Plan (the "2014 Plan") to (a) increase the number of ordinary shares authorized for issuance by 10,000,000 shares, and (b) remove the "evergreen" provision pursuant to which the aggregate number of shares authorized for issuance automatically increases each year.

If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR approval of the Fourth Amended and Restated 2014 Plan.

NON-EMPLOYEE DIRECTOR COMPENSATION

Eight out of nine of our director nominees are non-employee directors.  Six of these non-employee directors nominees are unaffiliated with our significant shareholders: Messrs. Aebischer, Hallsworth and von Prondzynski and Mses. Bechu, Buckle and Larue. We seek to maintain a director compensation program for our non-employee directors to enable us to attract and retain, on a long-term basis, high-caliber non-employee directors. Employee directors do not receive compensation in respect of their service as a director.

Pursuant to our director compensation program in effect from November 1, 2018 to October 31, 2020, the annual retainers were as set out below. As discussed in the notes to the table, the annual retainers for the chairman of our board of directors and all other directors comprised a cash component (except for directors affiliated with our significant shareholders) and an equity award component, and the annual retainers for committee chairpersons and committee members were paid in cash.

Board Member Compensation	Annual Retainer
Chairman	CHF 280,000(1)
Director	$ 200,000(2)

Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	24,000
Remuneration Committee	15,000
Nominating and Corporate Governance Committee	16,000

Committee Member Compensation	Annual Retainer ($)
Audit Committee	12,000
Remuneration Committee	8,000
Nominating and Corporate Governance Committee	8,000

(1)

CHF 120,000 (which equaled $130,406 based on the exchange rate in effect on July 22, 2021) was paid in cash in four equal quarterly installments on January 31, April 30, July 31 and October 31 of each year.  CHF 160,000 (which equaled $173,875 based on the exchange rate in effect on July 22, 2021) was paid in the form of RSUs to be issued immediately following each annual general meeting, which vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.

(2)

$40,000 was paid in cash in twelve monthly installments to directors not affiliated with our significant shareholders, with the first installment beginning on November 30 of each year.  $120,000 was paid to all directors in the form of RSUs to be issued immediately following each annual general meeting, which vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.  $40,000 was paid to all directors in the form of share options to purchase ordinary shares also issued immediately following each annual general meeting and which vest in equal installments on the first, second and third anniversary of the date of grant.

The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board.

Effective as of November 1, 2020, the amounts for the annual retainers are as set out below. As discussed in the notes to the table, the annual retainers for the chairman of the board of directors and all other directors comprise a cash component (except for Directors affiliated with our significant shareholders) and an equity award component.  The annual retainers for committee chairpersons and committee members are paid in cash, except for directors affiliated with our significant shareholders who are paid in equity.

Board Member Compensation	Annual Retainer
Chairman	CHF 280,000(1)
Director	$ 150,000(2)

Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	24,000
Remuneration Committee	15,000
Nominating and Corporate Governance Committee	16,000

Committee Member Compensation	Annual Retainer ($)
Audit Committee	12,000
Remuneration Committee	8,000
Nominating and Corporate Governance Committee	8,000

(1)

CHF 120,000 (which equaled $129,608 based on the exchange rate in effect on March 31, 2022) is paid in cash in four equal quarterly installments on January 31, April 30, July 31 and October 31 of each year.  CHF 160,000 (which equaled $174,674 based on the exchange rate in effect on October 31, 2021) is paid in the form of RSUs to be issued immediately following each annual general meeting, which vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.

(2)

All directors other than Mr. Shroff and Mr. Wilkerson are paid $40,000 in cash in twelve monthly installments with the first installment beginning November 30 of each year.  Until November 2019, Galen Partners beneficially owned more than 10% of the ordinary shares of the Company and was deemed by the board to be a significant shareholder of the Company.  As directors affiliated with Galen Partners, Mr. Shroff and Mr. Wilkerson were not entitled to receive the cash payment of $40,000 under the prior non-employee director compensation program.  In lieu of receiving a cash payment of $40,000 going forward, Mr. Shroff and Mr. Wilkerson have agreed to accept this payment in the form of RSUs. Accordingly, Mr. Shroff and Mr. Wilkerson receive $110,000, and all other directors receive $70,000, in the form of RSUs to be issued immediately following each annual general meeting, which vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.  $40,000 is paid to all directors in the form of share options to purchase ordinary shares also issued immediately following each annual general meeting and which vest on the first anniversary of the date of grant.

The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board.

Stock-based awards and option awards in the following table are computed in accordance with the valuation principles used in the Company’s financial statements to compute the fair value of each award on the date of grant.

	Fiscal Year Ended March 31,	Fees earned in cash	Stock- based awards (1)	Option awards (2)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Heino von Prondzynski	2022	$129,608	$174,674	—	$—	$—	$—	$304,282
Isabelle Buckle	2022	$48,000	$70,000	$40,000	$—	$—	$—	$158,001
Frederick Hallsworth	2022	$64,000	$70,000	$40,000	$—	$—	$—	$174,001
Brian McDonough	2022	$48,000	$70,000	$40,000	$—	$—	$—	$158,001
Catherine Larue	2022	$52,000	$70,000	$40,000	$—	$—	$—	$162,001
Zubeen Shroff	2022	$—	$137,000	$40,000	$—	$—	$—	$177,001
John Wilkerson	2022	$—	$118,000	$40,000	$—	$—	$—	$158,001

(1)	Stock-based awards vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year.
(2)

Option Awards granted on or after October 29, 2020 vest in full on the first anniversary of the date of grant, on completion of the one year term of a Director.  Option Awards granted prior to October 29, 2020 vested in three equal installments on each first, second and third anniversary of the grant date.  Options have a term of ten years and will be forfeited if not exercised before the expiration of their term or upon non-reelection of a Non-Employee Director at an Annual General Meeting.

The following table sets forth the share options held by the non-employee directors as of the fiscal year ended March 31, 2022.  All options are options to purchase ordinary shares:

Name	Grant Date	Number of securities underlying exercisable options	Number of securities underlying unexercisable options(1)	Option exercise price(2)	Option expiration date
Frederick Hallsworth	August 31, 2012	20,014	—	$1.44	August 31, 2022
	April 29, 2014	5,000	—	$8.00	April 29, 2024
	October 31, 2014	5,025	—	$9.95	October 31, 2024
	October 31, 2015	7,505	—	$11.62	October 31, 2025
	October 31, 2016	8,726	—	$5.73	October 30, 2026
	October 31, 2017	9,597	—	$5.21	October 30, 2027
	October 31, 2018	6,240	—	$6.41	October 31, 2028
	October 31, 2019	5,438	2,720	$7.78	October 31, 2029
	October 29, 2020	13,611	—	$4.55	October 29, 2030
	October 31, 2021		24,040	$2.53	October 31, 2031
Isabelle Buckle	September 1, 2020	1,448	723	$4.81	September 1, 2030
	September 1, 2020	6,930	13,860	$4.81	September 1, 2030
	October 29, 2020	13,611	—	$4.55	October 28, 2030
	October 31, 2021	—	24,040	$2.53	October 30, 2031
John Wilkerson	April 29, 2014	3,500	—	$8.00	April 28, 2024
	October 31, 2014	5,025	—	$9.95	October 30, 2024
	October 31, 2015	7,505	—	$11.62	October 30, 2025
	October 31, 2016	8,726	—	$5.73	October 30, 2026
	October 31, 2017	9,597	—	$5.21	October 30, 2027
	October 31, 2018	6,240	—	$6.41	October 30, 2028
	October 31, 2019	5,438	2,720	$7.78	October 30, 2029
	October 29, 2020	13,611	—	$4.55	October 28, 2030
	October 31, 2021	—	24,040	$2.53	October 30, 2031
Heino von Prondzynski	October 31, 2015	4,303	—	$11.62	October 30, 2025
	October 31, 2016	8,726	—	$5.73	October 30, 2026
	October 31, 2017	9,597	—	$5.21	October 30, 2027
Brian McDonough	August 31, 2012	40,029	—	$1.44	August 30, 2022
	April 29, 2014	10,000	—	$8.00	April 28, 2024
	October 31, 2014	5,025	—	$9.95	October 30, 2024
	October 31, 2015	4,303	—	$11.62	October 30, 2025
	October 31, 2016	8,726	—	$5.73	October 30, 2026
	October 31, 2017	9,597	—	$5.21	October 30, 2027
	October 31, 2018	6,240	—	$6.41	October 30, 2028
	October 31, 2019	5,438	2,720	$7.78	October 30, 2029
	October 29, 2020	13,611	—	$4.55	October 28, 2030
	October 31, 2021	—	24,040	$2.53	October 30, 2031
Catherine Larue	September 1, 2020	1,448	723	$4.81	August 31, 2029
	September 1, 2020	6,930	13,860	$4.81	August 31, 2030
	October 29, 2020	13,611	—	$4.55	October 28, 2030
	October 31, 2021	—	24,040	$2.53	October 30, 2031
Zubeen Shroff	April 29, 2014	5,000	—	$8.00	April 28, 2024
	October 31, 2014	5,025	—	$9.95	October 30, 2024
	October 31, 2015	7,505	—	$11.62	October 30, 2025
	October 31, 2016	8,726	—	$5.73	October 30, 2026
	October 31, 2017	9,597	—	$5.21	October 30, 2027
	October 31, 2018	6,240	—	$6.41	October 30, 2028
	October 31, 2019	5,438	2,720	$7.78	October 30, 2029
	October 29, 2020	13,611	—	$4.55	October 28, 2030
	October 31, 2021	—	24,040	$2.53	October 30, 2031

(1)

Option Awards granted on or after October 29, 2020 vest in full on the first anniversary of the date of grant, on completion of the one year term of a Director.  Option Awards granted prior to October 29, 2020 vested in three equal installments on each first, second and third anniversary of the grant date.  Options have a term of ten years and will be forfeited if not exercised before the expiration of their term or upon non-reelection of a Non-Employee Director at an Annual General Meeting.

(2)

In certain cases, the option exercise prices are lower than the fair market value of the underlying securities on the date of grant. As part of the preparation for our initial public offering (which occurred in April 2014), the board of directors reviewed the fair value of our ordinary shares at the various dates in recent years when option and share awards were granted. This review resulted in certain instances in the board concluding that the fair value of the underlying securities was higher than the option exercise prices determined at the time. The resulting increase in compensation expense has been reflected in our financial statements.

The following table sets forth the RSUs held by the non-employee directors as of the fiscal year ended March 31, 2022. All RSUs convert into ordinary shares on a one-for-one basis.

Name	Grant Date	Number of outstanding securities underlying the award	Final Vesting Date
Frederick Hallsworth	October 31, 2021	13,834	October 31, 2022
Isabelle Buckle	October 31, 2021	13,834	October 31, 2022
John Wilkerson	October 31, 2021	23,320	October 31, 2022
Heino von Prondzynski	October 31, 2021	34,521	October 31, 2022
Brian McDonough	October 31, 2021	13,834	October 31, 2022
Catherine Larue	October 31, 2021	13,834	October 31, 2022
Zubeen Shroff	October 31, 2021	27,074	October 31, 2022

(1)	RSU awards vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year. Vesting is subject to continued service through to the applicable vesting date.

REMUNERATION COMMITTEE REPORT

The information contained in this remuneration committee report shall not be deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the Exchange Act. No portion of this remuneration committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety this Proxy Statement in which this report appears, except to the extent that Quotient Limited specifically incorporates this statement or a portion of it by reference.

The remuneration committee has reviewed and discussed the Executive Compensation Discussion and Analysis with management. Based on such review and discussions, the remuneration committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended March 31, 2022.

Respectfully submitted,

Zubeen Shroff (Chairperson) Brian McDonough Heino von Prondzynski

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our "named executive officers" for the fiscal year ended March 31, 2022 are Manuel O. Méndez, Ali Kiboro, and Mohammad El Khoury. This Compensation Discussion and Analysis explains our executive compensation program as it relates to our “named executive officers,” whose compensation information is presented in the following tables and discussion in accordance with the SEC rules.

Name	Position
Manuel O. Méndez	Chief Executive Officer
Ali Kiboro	Chief Financial Officer
Mohammad El Khoury	Chief Commercial Officer

Our mission is to become the global leader for the development, manufacture and sale of transfusion diagnostics (blood grouping, serological disease screening and molecular disease screening), leveraging our proprietary MosaiQ™ technology platform. As MosaiQ is demonstrated to work for transfusion diagnostics, we will also seek to expand its utility elsewhere in the broader diagnostics market.

To achieve our mission, we must recruit, retain and motivate exceptional leaders with the ability to deliver superior results for our shareholders. The skills and knowledge built by the management team around MosaiQ, which represents a novel and highly disruptive technology platform for the broader diagnostics field, are unique and increasingly will become highly attractive to potential competitors. Retention of existing senior management and recruitment of additional senior managers to augment the existing team is therefore critical. Our executive compensation program is instrumental in achieving this objective.

Our executive compensation program is designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management to those of our shareholders. Consequently, our executive compensation plan is comprised of four principal elements – salary, benefits, long-term equity interest and cash bonuses based on annual individual and corporate performance. Consistent with our strategic goals, we have designed and implemented a performance-based award that aligns equity compensation with outstanding returns to our shareholders over several years.

Roles of the Remuneration Committee

General

It is the responsibility of the remuneration committee to administer the Company’s compensation practices, to ensure they are competitive, financially prudent and include incentives designed to appropriately drive performance. To achieve this, the remuneration committee periodically reviews commercially available, industry specific compensation data for: (i) companies in the global diagnostics industry; (ii) companies addressing the donor testing market; and (iii) companies in the European biotechnology industry, as a general guide for establishing its compensation practices and structures. The remuneration committee, along with the board of directors, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them and that compensation arrangements do not encourage excessive risk-taking.  On an annual basis the remuneration committee reviews tally sheets reflecting each named executive officer’s compensation history with respect to each element of compensation.

The remuneration committee conducts an annual review of performance and compensation during the first quarter of each fiscal year for the purpose of determining the compensation of named executive officers. As part of this review, the CEO submits recommendations to the remuneration committee relating to the compensation of the named executive officers (other than the CEO). Following a review of these recommendations, the remuneration committee approves the compensation of these named executive officers, with such modifications to the CEO's recommendations as the remuneration committee considers appropriate.

The remuneration committee's review of the CEO's compensation is subject to separate procedures. With input from members of the entire board, other than the CEO, the Chairman and the remuneration committee evaluate the CEO's performance and review the evaluation with him. Based on that evaluation and review, the remuneration committee then determines the CEO's compensation. The CEO is excused from meetings of the remuneration committee during voting or deliberations regarding his compensation.

Peer Group Companies

The remuneration committee seeks to identify an executive compensation peer group of approximately fifteen to twenty companies that may compete with the Company for executive talent (“Peer Group Companies”). The remuneration committee has focused on creating a peer group that:

•	Represented companies working in the global diagnostics industry, companies addressing the donor testing market or companies in the European biotechnology industry;
•	Contains a mix of pre-commercial development companies and some commercial stage companies;
•	Captures comparable companies in terms of employee numbers and market capitalization; or
•	Have achieved or expect to achieve a growth profile comparable to that expected for the Company.

With the assistance of WTW, the remuneration committee’s independent compensation consultant, a full review of the peer group was completed in March 2020.  Based on the above criteria, the following companies were included in the peer group:

Company	Product Focus
Accelerate Diagnostics	In vitro diagnostics for hospital acquired and drug resistant infections
BioCartis Group NV	Molecular diagnostics
Cerus Corp	Pathogen inactivation for donor blood, plasma and platelets
Chembio Diagnostics	Diagnostics test kits for infectious disease
ChemoCentryx	Development of therapeutics for autoimmune diseases, inflammatory disorders and cancer.
Clinigen Group	Lifesciences tools and services
Cytokenetics	Development of muscle activators and muscle inhibitors
Epigenomics AG	Molecular diagnostics – cancer
Meridian Bioscience Inc.	Develops, manufacture, commercialization of a range of innovative diagnostics test kits
Myriad Genetics Inc.	Molecular diagnostics
Nanostring Technologies Inc.	Life science tools for translational research and molecular diagnostic products
Omega Diagnostics Group	Development of diagnostic products for allergy and autoimmune, food intolerance and infectious disease.
Oxford Biomedica	Biopharmaceutical company focused on the development and commercialization of gene-based medicines
Quidel Corp.	Provision of cellular based virology assays and molecular diagnostics testing systems
Senseonics Holdings	Development of diagnostic products for diabetes
Stratec	Design and manufacture of complex analyzer system solutions for invitro diagnostics
T2 Biosystems	Clinical diagnostics for sepsis
Zealand Pharma	Development of innovative peptide-based medicines

Oxford Immunotec Global was originally included in the Peer Group, but was removed after it was acquired by another company. The Remuneration Committee decided not to replace Oxford Immunotec Global and to keep the rest of the peer group unchanged with the remaining companies.

As noted above, the remuneration committee retained WTW as its independent compensation consultant. WTW does not perform any other consulting work or other services for the Company, reports directly to the remuneration committee and takes direction from the Chairman of the remuneration committee. The remuneration committee has assessed the independence of WTW pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in the financial year ended March 31, 2022 or currently exists that would prevent WTW from serving as an independent consultant to the remuneration committee.

Executive Compensation Programs

Overview and Objectives

Our executive compensation program for our named executive officers for fiscal years 2022 and 2023, each an Executive Compensation Program, was adopted on May 21, 2021 with respect to fiscal 2022 and June 13, 2022 with respect to fiscal 2023. Each year, the remuneration committee and the board of directors review the Executive Compensation Program for our named executive officers for the fiscal year to ensure that it is designed to achieve the following objectives:

•	Focus executive behavior on achievement of our annual and long-term strategic objectives;
•	Provide a competitive compensation package that enables the Company to attract and retain, on a long-term basis, talented executives;
•

Provide a total compensation structure that the remuneration committee believes is at least comparable with the total compensation structure of Peer Group Companies for which we would compete for talent and which consists of a mix of base salary, equity and cash incentives; and

•	Align the interests of management and shareholders by providing management with long-term incentives through equity ownership.

The remuneration committee will continue to review the Executive Compensation Program in future years to ensure that it is closely aligned with the interests of shareholders and reflects our business needs.

Each Executive Compensation Program has four principal elements, namely base salary, benefits, short-term incentives and long-term incentives. A brief description of each element and their purpose at the Company is described below:

Compensation Element	Description	Purpose
Base Salary	Fixed cash compensation based on role, job scope, experience, qualification and performance.

To compensate for individual technical and leadership competencies required for a specific role and to provide economic security. Notice periods for named executive officers vary between two and 12 months.

Benefits	Competitive health, life assurance, disability and retirement benefits.

To promote health and wellness in the workforce and to provide competitive retirement planning and saving opportunities. Benefits vary depending on local employment practices and may include private health coverage, life insurance, a defined contribution pension scheme and/or provision of a company car. There are no enhanced benefits for named executive officers.

Short-term incentive	Annual cash incentive opportunity payable based on achievement of corporate objectives.	To incentivize management to meet and exceed annual performance metrics and deliver on commitments to shareholders.
Long-term incentive	Annual equity award.

To incentivize executive officers to increase shareholder value, reward long-term corporate performance and promote employee commitment through share ownership.  Further details regarding long-term incentives can be found below.

Our objective is to target total direct compensation for our named executive officers, including the annualized value of the incentive awards that are proposed to be granted in fiscal 2023 as part of our Executive Compensation Program, as follows: Base Salary & Benefits – 35%; Short-term Incentive – 25%; and Long-Term Incentive – 40%.

The amounts and mix attributable to base salary, short-term incentives and long-term incentives are determined by reference to market norms. Our aim is to align individual compensation with the objectives of the applicable Executive Compensation Program. While executive compensation mix is evaluated on an annual basis, we do not adhere to a rigid formula when determining the actual mix of compensation elements. Instead, our current policy is to balance the short-term and long-term focus of our compensation elements to reward short-term performance while emphasizing long-term value creation. These objectives are achieved by placing considerable weight on long-term, equity based compensation while offering cash and short-term compensation to attract and retain executive talent.

Determining Executive Compensation

The primary objective of our compensation philosophy is to design and support total remuneration packages aligned with strong business performance and long-term value creation for our shareholders.

Each Executive Compensation Program in particular is designed with specific emphasis on accountability for the performance of the MosaiQ development and commercialization program in the short-term and shareholder return over the longer term. This alignment is created through several mechanisms:

Compensation Mechanism	Methodology
Pay Positioning	To attract and retain the best executives, all components of executive compensation are targeted between the market’s median and 75th percentile.
Performance Target Setting	We set goals that we consider to be ambitious but achievable for ourselves and for the Company aligned with our commitment to building long-term sustainable value for our shareholders.
Compensation Elements	Base Salary	Sets baseline pay level.
	Annual Incentive Plan	Annual incentive payment that rewards performance relative to annual financial goals and/or MosaiQ development goals.
	Stock Options, RSUs & PSUs	Long-term incentive with a three-year vesting period that rewards performance that enhances shareholder value.
Compensation Mix	Our compensation mix is weighted toward variable pay elements and long-term incentive pay elements.

By applying the above methodologies, named executive officers are compensated at between the market’s median and 75th percentile when we meet our performance targets, and deliver on the expectations we communicate to our shareholders.  Should our performance exceed expectations, our executives will be compensated above target, and vice versa. The significant weighting of long-term incentives ensures that the primary focus of our named executives is sustained long-term performance, while our short-term incentives motivate consistent annual achievement.

Long-Term Incentive Awards

We design our long-term incentive awards to:

•	Align management’s compensation opportunities with the interests of our shareholders;
•	Provide long-term compensation opportunities consistent with market practice; and
•	Incentivize and reward long-term value creation.

To achieve these objectives for fiscal 2022 and beyond, the remuneration committee revised the mix of equity awards for our named executive officers. From fiscal 2022, the total award value of long-term incentives expected to be granted to our management team including our Chief Executive Officer and other named executive officers, will be allocated as follows: 50% PSUs, 30% RSUs and 20% Stock Options.

The remuneration committee is responsible in its use of equity as long-term incentive compensation and regularly monitors the use of equity compensation for executives and the Company as a whole from a competitive standpoint. The remuneration committee believes that our equity awards, which in fiscal 2023 emphasizes performance shares for our most senior employees, including all of our named executive officers, reflect a strong focus on pay for performance in support of delivering on our corporate objectives.

Approach to Performance Share Awards

Performance shares encourage a long-term view and reinforce the link between financial results and rewards. Performance shares in fiscal 2023 will be based on a single three-year performance period and reward financial performance during that period. The value that they provide depends on the level of achievement of predefined performance goals. The remuneration committee will determine the payout under the agreed performance measure. No performance shares will be earned if a specified minimum performance level is not achieved. For performance above the threshold level, payment will vary with actual performance achieved, up to a maximum payment of 1.5 times the target level. Determination of the shares payable pursuant to each award is made after the end of the performance period.

Fiscal 2022 Executive Compensation

The following compensation packages have been put in place for the newly appointed CEO and other Named Executive Officers in fiscal year 2022:

•On February 23, 2021, we entered into an Employment Agreement with Mr. Manuel O. Méndez, which sets forth the terms and conditions under which Mr. Méndez will serve in the position of Chief Executive Officer.  The agreement provided for a base salary of CHF 750,000 per annum, or approximately $815,040 based on the exchange rate in effect on July 22, 2021; eligibility to receive employee benefits that are customary for other senior executives of the Company located in Switzerland; eligibility to receive a discretionary annual cash bonus of up to CHF 750,000 based on the achievement of performance targets determined by the board, payable at no less than 80% of Mr. Méndez’s base salary for our fiscal year 2022; eligibility to receive annual Company equity awards comprised of (i) RSUs having a fair market value as of date of grant of $600’000, (ii) share options having a fair market value as of the date of grant equal to $400’000, and (iii) PSUs having a target fair market value as of date of grant of $1 million; subject to certain conditions, our payment to Mr. Méndez’s previous employer, Quest Diagnostics Incorporated (“Quest”), of $1,800,000 in a lump sum, in satisfaction of an obligation owed by Mr. Méndez to Quest; subject to the condition that Mr. Méndez forfeited a $960,000 cash bonus due to him by Quest as of March 31, 2021, our payment to him of a lump sum amount equivalent to such cash bonus; and our payment to him of a sign on bonus equal to $1,065,000.

In addition, in connection with the appointment of Mr. Méndez as our Chief Executive Officer, we granted the following awards to Mr. Méndez, which were issued outside of our 2014 Stock Incentive Plan and were approved by the remuneration committee and by the board of directors pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that is material to Mr. Méndez’s entering into employment with us (i) RSUs equal in value to $3,333,333 based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “Sign-On RSUs”); and (ii) options equal in value to $1,666,667 with an exercise price equal to the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “Sign-On Share Options”); and in addition: (i) RSUs equal in value to $600,000, based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “First Annual RSUs”); (ii) options equal in value to $400,000 with an exercise price equal to the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “First Annual Share Options”); and (iii) performance-based restricted share units (“PSUs”) equal in value to $1,000,000 based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “First Annual PSUs”).

The RSUs, options and PSUs vest as following:

•	The Sign-On RSUs vest in three years, with 50% vesting on the first anniversary of the date of grant, and 25% vesting on each of the second and third anniversaries of the date of grant.
•	The Sign-On Share Options, the First Annual RSUs and the First Annual Share Options vest in three equal annual instalments on the first, second and third anniversaries of the date of grant.
•

The First Annual PSUs will vest on the third anniversary of the date of grant up to a maximum of 150% of the target fair market value of the First Annual PSUs, based on the level of achievement of specific performance criteria.

On October 5, 2021, we amended the employment agreement (the “Amendment”) with Mr. Méndez, dated February 23, 2021 (as previously amended, the “Employment Agreement”), to provide for (i) the surrender of Mr. Méndez’s entitlement to the guaranteed portion of his Discretionary Bonus for the Company’s fiscal year ending in 2022, which under the Employment Agreement is 600,000 Swiss Francs, (ii) the Company’s prompt payment in cash to Mr. Méndez of 600,000 Swiss Francs, net of social security cost deductions, to further support Mr. Méndez’s relocation to Switzerland. Mr. Méndez’s surrender of his entitlement to the guaranteed portion of his Discretionary Bonus does not affect his eligibility for additional bonus compensation that may be awarded by the Company’s Board of Directors in its sole discretion. The Amendment also confirms that, as provided in Mr. Méndez’s original Employment Agreement, the Company will reimburse Mr. Méndez, net of social security cost deductions, for all expenses incurred by Mr. Méndez in connection with his relocation to Switzerland, and that for relocation expenses incurred prior to the earlier of December 31, 2021 and Mr. Méndez’s move into his primary residence in Switzerland, such reimbursements will also be paid to Mr. Méndez net of tax deductions.

On October 15, 2021, we further amended the Employment Agreement to provide for the cancellation of 181,159 of the Company’s restricted stock units and 138,227 of the Company’s stock options previously granted to Mr. Méndez, and in lieu thereof the Company agreed to promptly pay to Mr. Méndez $1,000,000 in cash, net of social security and tax cost deductions, to further support Mr. Méndez’s relocation to Switzerland.

On January 12, 2022, we amended the Employment Agreement to provide for (i) the payment by the Company to Mr. Méndez of a relocation allowance in the aggregate maximum amount of CHF 1’262’536 including an allowance of CHF 217’200 that will be payable to Mr. Méndez only if he acquires a primary residence in Switzerland by March 31, 2022, and (ii) the deletion from the Employment Agreement of all provisions under which Mr. Méndez otherwise would be entitled to payment or reimbursement of expenses incurred in connection with his relocation from the United States to Switzerland. The Amendment provided that various amounts previously paid by the Company on account of Mr. Méndez’s relocation expenses would be credited against the relocation allowance, leaving a balance that was payable to Mr. Méndez of CHF 261’700 only if Mr. Méndez acquired a primary residence in Switzerland by March 31, 2022. The Company paid the afore mentioned balance for the relocation allowance in March 2022 to Mr. Méndez net of deductions for social security costs and taxes.

•On September 23, 2021, we entered into an employment agreement with Mr. El Khoury, which sets forth the terms and conditions under which Mr. El Khoury will serve as our Chief Commercial Officer effective from October 5, 2021.

The agreement provides for a sign-on bonus payment on the commencement date equal to AED 401,000 ($109,156), a base salary of AED 1,215,030 per annum (approximately $330,743) based on the exchange rate in effect on March 31, 2022; annual housing allowance in the amount of AED 300,000 ($81,663) per annum and paid each year in advance; annual transport allowance of AED 108,000 ($29,399) per annum, paid in 12 equal monthly instalments starting the month of the commencement date; eligibility to receive reimbursement up to an annual amount of Euros 25,000 ($28,035) upon the production of invoices towards the cost of comprehensive family worldwide medical insurance cover; eligibility to receive a discretionary annual cash bonus of up to sixty percent (60%) of the base salary based on the achievement of performance targets and personal objectives by Mr. El Khoury that are mutually agreed upon between the Company and Mr. El Khoury.  The annual discretionary cash bonus would be paid to Mr. El Khoury as soon as practicable, but in no event later than 120 days following the fiscal year to which it relates and always provided Mr. El Khoury is employed by the Company on the date of payment.

The agreement also provides that 100% of the first-year Quotient target bonus would be guaranteed, pro-rated by the number of months employed during fiscal year 2022 and that such exception would be strictly and only applicable to the period between Mr. El Khoury’s commencement date and last day of the fiscal year 2022.

In addition, in connection with the appointment of Mr. El Khoury as our Chief Commercial Officer, we granted the following awards to Mr. El Khoury, which were issued outside of our 2014 Stock Incentive Plan and were approved by the remuneration committee and by the board of directors pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that is material to Mr. El Khoury’s entering into employment with us, effective on or about commencement date (i) RSUs equal in value to AED 3’207 679 ($873,431) based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “Sign-On RSUs”); and (ii) options equal in value to AED 1’652’441 ($449,949) with an exercise price equal to the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “Sign-On Share Options”). The Sign-On RSUs will vest 50% on the first anniversary of the grant date and the balance will vest pro rata on each of the second and third anniversaries of the grant date. The Sign-On Options will vest in three equal installments on each of the first, second and third anniversaries of the grant date.

The agreement finally provides that Mr. El Khoury will be eligible to participate in the Company Equity Plan in an amount having a grant date fair value of approximately USD 600’000, in accordance with the terms of the plan documents, award agreements, and any notices provided by the Company to Mr. El Khoury. The Annual Discretionary Equity Grant would normally be split 50% in Performance Share Units vesting on the third anniversary upon success of specific Corporate Goals, 30% in Restricted Stock Units vesting in three equal annual installments and 20% in Stock Options vesting in three equal annual installments, all of which based on annual performance criteria and the achievement of personal and corporate objectives by Mr. El Khoury, which shall be mutually agreed upon by and between the Company and Mr. El Khoury and assessed by Company in its sole discretion.

•

On October 9, 2021, we entered into an Employment Agreement with Ali Kiboro, which sets forth the terms and conditions under which Mr. Kiboro will serve in the position of Chief Financial Officer, effective as of November 1, 2021.  Pursuant to the Employment Agreement, Mr. Kiboro will, among others, be entitled to the following:

o

a base salary of Swiss Francs (CHF) 395,000 per annum ($426,628), which will be first subject to review in 2023 and on an annual basis thereafter, subject to increase by the Board in its sole discretion;

o	eligibility to receive employee benefits that are customary for other senior executives of the Company located in Switzerland;
o	eligibility to receive discretionary annual cash bonus of up to 60% of his base salary, subject to achievement of corporate performance goals and individual performance goals;
o

subject to the condition that Mr. Kiboro forfeits his yearly cash bonus due to him by Mr. Kiboro’s previous employer, Quest, our payment to him, in the first quarter of calendar year 2022, of a lump sum amount equivalent to the value lost for the current year through to the time of his departure from Quest; and

o	our payment to Mr. Kiboro of a “sign on” bonus equal to CHF 200,000 in the first quarter of calendar year 2022.

In addition, in connection with the appointment of Mr. Kiboro as our Chief Financial Officer, on November 19, 2021, the Company granted the following awards to Mr. Kiboro, which were issued outside of our 2014 Stock Incentive Plan, as amended, and which were approved by the Board and the Remuneration Committee of the Board pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that is material to Mr. Kiboro’s entering into employment with us: (i) performance restricted stock units (“PSUs”) equal in value to CHF 393,750 ($253,958) based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the trading day immediately prior to the grant date (the “Sign-On PSUs”); (ii) restricted stock units (“RSUs”) equal in value to CHF 236,250 ($423,261) based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the trading day immediately prior to the grant date (the “Sign-On RSUs”); and (iii) options equal in value to CHF 157,500 ($169,305) with an exercise price equal to the closing sales price of our ordinary shares on the Nasdaq Global Market on the trading day immediately prior to the grant date (the “Sign-On Share Options”). The Sign-On Share Options will have a term of ten years and will be forfeited if not exercised before the expiration of their term. In addition, in the event Mr. Kiboro’s employment is terminated, any Sign-On PSUs, Sign-On RSUs or Sign-On Share Options not vested shall be forfeited upon termination.

The number of shares underlying the Sign-On Share Options will be determined using a Black-Scholes calculation based on the closing sales price of the Company’s ordinary shares on the Nasdaq Global Market on the trading day immediately prior to the grant date.

The Sign-On PSUs will vest on the third anniversary of the date of grant up to a maximum of 150% of the target fair market value of the Sign-On PSUs, based on the level of achievement of specific performance criteria.  The Sign-On Share Options will vest in three equal annual installments on the first, second and third anniversaries of the date of grant.

Following the most recent shareholder advisory vote on executive compensation, the Company maintained its use of long-term incentives as set out previously. In fiscal 2022, the Company introduced the use of Performance Based long-term incentives to better align executive interests with those of shareholders. The Company also reviewed the time vesting of long-term incentives with all equity awards granted in fiscal 2022 to date having a three-year vesting period.

Fiscal 2023 Executive Compensation

In the context of a low share price with the consequence of long-term incentive equity awards consuming a high quantity of shares reserved under the 2014 Stock Incentive Plan, the Company decided that:

•

The annual long-term incentive equity awards to the Company chief executive officer would be granted with a possibility to settle the award in cash in case the number of shares available at vesting would not be sufficient for settlement in equity;

•

The long-term incentive equity awards to other named executive officers would be replaced, partially or totally, by cash deferred awards depending on the share price, and the availability of shares at the time of grant.

Our executive compensation is discussed in greater detail in the sections that follow. The remuneration committee will continue to evaluate our overall compensation structure and awards to ensure they are reflective of the performance of our executive officers and our Company and consistent with our compensation objectives.

Summary Compensation Table

The following table summarizes information regarding the compensation for the fiscal years ended March 31, 2022 awarded to, earned by or paid to our named executive officers. See “Executive Compensation-Compensation Discussion and Analysis-Executive Summary” for more information regarding our named executive officers for the fiscal years ended March 31, 2022.

Name and Principal Position	Fiscal Year Ended March 31,	Salary	Bonus (1)	Performance Share Awards (2)(3)	RSU Awards (2)	Option Awards (2)	All Other Compensation
Manuel Méndez	2022	$810,053	$1,218,150	$1,000,000	$3,266,666	$1,733,337	$8,189,709
Chief Executive Officer
Ali Kiboro	2022	$169,557	$161,673	$423,261	$253,958	$169,305	$467,675
Chief Financial Officer
Mohammad El Khoury	2022	$165,372	$145,906	-	$873,431	$449,949	$233,554
Chief Commercial Officer
(1)	The bonus amount reported relates to the Fiscal 2022 bonus paid in June 2022
(2)

Reflects the value of share option and RSU awards granted to executive officers based on the grant date fair value of the awards. See note 9 to the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2022, filed with the Company’s Annual Report on Form 10-K for assumptions made in the valuation.

(3)	Performance Share Awards are subject to 3-year vesting beginning at the date of grant, and subject to the achievement of Corporate revenue goals assessed at the end of Fiscal 2022

All other compensation was comprised of the following amounts for the fiscal year ended March 31, 2022:

	Manuel Méndez	Ali Kiboro	Mohammad El Khoury
Sign-On Bonus	$3,025,000	$345,622	$109,156
Relocation	$1,434,550	$92,054
Tax gross-Up	$1,784,990
Pension Plan Contributions	$118,167	$22,437
Car/Transport Allowance	$27,002	$7,560	$14,699
Housing Allowance			$81,663
Make Whole Payment	$1,800,000
Health Insurance			$28,035
Total	$8,189,709	$467,675	$233,554

(1)

Our payment to Mr. Méndez’s previous employer, Quest Diagnostics Incorporated (“Quest”), of $1,800,000 in a lump sum, in satisfaction of an obligation owed by Mr. Méndez to Quest. This one-time payment is not part of Mr. Méndez’s normal compensation and will not be repeated.

Outstanding Equity Awards at Fiscal Year-End

Share Option Awards

The following table sets forth information regarding share option awards held by our named executive officers as of the fiscal year ended March 31, 2022. The Share Option Awards are options to purchase ordinary shares. For all 3 of our named executive officers, the Share Option Awards will vest in three equal installments on each of the first, second, and third anniversaries of the date of grant. Vesting of all options is subject to continued service through the applicable vesting date.

Name	Grant Date	Number of securities underlying exercisable options	Number of securities underlying unexercisable options	Option exercise price	Option expiration date
Manuel Méndez	April 1, 2021	239,595	479,192	$3.68	April 1, 2031
Ali Kiboro	November 19, 2021		123,267	$2.08	November 20, 2031
Mohammad El Khoury	October 5, 2021		235,477	$2.91	May 10, 2031

RSU Awards

The following table sets forth information regarding RSU awards held by our named executive officers as of the fiscal year ended March 31, 2022. For all 3 of our Named Executive Officers, 50% of the Sign-On RSUs shall vest on the first anniversary of the date of grant, and 25% of the Sign-On RSUs shall vest on each of the second and third anniversaries of the date of grant. Vesting of all RSU awards is subject to continued service through the applicable vesting date.

Name	Grant Date	Number of outstanding securities underlying the award	Final Vest Date
Manuel Méndez	April 1, 2021	471,014	April 1, 2024
Ali Kiboro	November 19, 2021	122,095	November 19, 2024
Mohammad El Khoury	May 10, 2021	300,148	October 5, 2024

Performance Share Awards

The following table sets forth information regarding Performance Share awards held by our named executive officers as of the fiscal year ended March 31, 2022. The Performance Share Awards shall vest on the third anniversary of the date of grant up to a maximum of 150% of the target fair market value of such Annual PSUs based on the level of achievement of performance goals and financial targets. Vesting of all Performance Share Awards is subject to continued service through the applicable vesting date.

Name	Grant Date	Number of outstanding securities underlying the award	Final Vest Date
Manuel Méndez	April 1, 2021	271,739	April 1, 2024
Ali Kiboro	November 19, 2021	203,491	November 19, 2024

Agreements with Our Executive Officers

Employment Agreements

Manuel O. Méndez

Chief Executive Officer Agreement

In connection with Mr. Méndez’s appointment as our Chief Executive Officer, on February 23, 2021, we entered into an Employment Agreement with Mr. Méndez, which sets forth the terms and conditions under which Mr. Méndez will serve in this position. The Employment Agreement was approved by the Board as well as the Remuneration Committee of the Board. The agreement has a four-year term. Mr. Méndez will be required to devote the majority of his business time and energy to the Company and, subject to certain circumstances set forth in the Employment Agreement, will work at our premises in Eysins, Switzerland.

During the period of his employment and for a period of one year following any termination of his employment, Mr. Méndez will be obligated to refrain from engaging in competition with us, our subsidiaries and our affiliates. During the period of his employment and for a period of two years following any termination of his employment, Mr. Méndez will be obligated to refrain from soliciting any of our (or our subsidiaries’ or affiliates’) employees, suppliers or customers.

If we terminate Mr. Méndez’s employment other than for “Cause” (as defined in the Employment Agreement) or if Mr. Méndez terminates his employment for “Good Reason” (as defined in the Employment Agreement), then (i) all equity awards with respect to our ordinary shares held by Mr. Méndez at the time of such termination will vest and, in the case of any options, become exercisable, in accordance with their terms, (ii) Mr. Méndez will be entitled to receive, the base salary and certain employee benefits then in effect through and including the day of termination, (iii) Mr. Méndez will continue to receive payment of base salary during the twelve-month period following such termination, (iv) Mr. Méndez will receive a lump sum payment of a pro-rata portion of his discretionary annual cash bonus for the year of termination based on the achievement of applicable performance goals, and (v) we will pay to Mr. Méndez certain amounts related to his repatriation to the United States.

The Company has agreed to indemnify Mr. Méndez to the maximum extent permitted by our organizational documents and applicable law for any acts or decisions made in good faith while performing services for us.

The Company and Mr. Méndez have also entered into a change of control agreement (the “Change of Control Agreement”), substantially in the form of the change of control agreement entered into by the Company and former Company chief executive officer and previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 24, 2020.  The Change of Control Agreement will expire on April 1, 2024 and will automatically renew for successive one year terms unless the Board provides written notice of expiration of the Change of Control Agreement at least 90 days prior to April 1, 2024 or the applicable anniversary thereof. The purpose of the Change of Control Agreement is to establish certain protections for Mr. Méndez upon a qualifying termination of his employment in connection with a change of control of the Company.

Ali Kiboro

Chief Financial Officer Agreement

On October 9, 2021, we entered into an Employment Agreement with Ali Kiboro, which sets forth the terms and conditions under which Mr. Kiboro will serve in the position of Chief Financial Officer, effective as of November 1, 2021.  In connection with Mr. Kiboro’s appointment as our Chief Financial Officer.  The Employment Agreement was approved by the Board. The Employment Agreement has no specific term and continues until terminated in accordance with the terms therein. We may terminate Mr. Kiboro’s employment with or without “Cause” (as defined in the Employment Agreement). Mr. Kiboro is required to provide at least six months’ advance written notice to us if he terminates his employment. If we terminate Mr. Kiboro’s employment other than for Cause, we must provide six months’ advance written notice to Mr. Kiboro, and he will be entitled to receive, subject to certain conditions, the base salary and certain employee benefits then in effect through and including the day of termination. During the period of his employment and for a period of one year following any termination of his employment, Mr. Kiboro will be obligated to (i) refrain from engaging in competition with us, our subsidiaries and our affiliates; and (ii) refrain from soliciting any of our (or our subsidiaries’ or affiliates’) employees, suppliers or customers.

The Company has agreed to indemnify Mr. Kiboro to the maximum extent permitted by our organizational documents and applicable law for any acts or decisions made in good faith while performing services for us.  The Company and Mr. Kiboro have also entered into a change of control agreement. The purpose of the change of control Agreement is to establish certain protections for Mr. Kiboro upon a qualifying termination of his employment in connection with a change of control of the Company.

Mohammad El Khoury

Chief Commercial Officer

On September 23, 2021, we entered into an employment agreement with Mr. El Khoury, which sets forth the terms and conditions under which Mr. El Khoury serves as our Chief Commercial Officer effective from October 5, 2021.  We or Mr. El Khoury may voluntarily terminate the employment agreement without cause subject to six (6) months' advance written notice and the employment term will expire on the final day of the month in which the notice period expires.  We may immediately terminate the employment agreement for "cause" under Article 120 of the UAE Labour Law at any time without notice to Mr. El Khoury. In the event of a dismissal under Article 120 of the UAE Labour Law, Mr. El Khoury would forfeit his entitlement to end of service gratuity payment.  Otherwise and subject to Mr. El Khoury completing a minimum of one years’ service with us, he may become entitled to receive an amount by way of end of service gratuity ("ESG") subject to and in accordance with the UAE Labour Law.  The ESG will be calculated with reference to Mr. El Khoury’s last monthly basic salary and shall not include that portion of his salary received as an allowance for housing, travel, bonus, or any other type of allowance or benefit in kind.  During the period of his employment and for a period of one year following any termination of his employment, Mr. El Khoury will be obligated to (i) refrain from engaging in competition with us, our subsidiaries and our affiliates; and (ii) refrain from soliciting any of our (or our subsidiaries’ or affiliates’) employees, suppliers or customers. The Company and Mr. El Khoury have also entered into a CoC Agreement to establish certain protections for Mr. El Khoury upon a qualifying termination of his employment in connection with a change of control of the Company.

Change of Control Agreements

We have entered into amended and restated change of control agreements, or CoC agreement, with the following executive officers: Mr. Méndez, Mr. Kiboro, Mr. El Khoury and Ms. Bonasso. The purpose of the CoC agreements is to establish certain protections for certain of our officers upon a qualifying termination of their employment in connection with a change of control of us.

Each CoC agreement provides that, if we terminate the executive’s employment without “Cause” (as defined in the respective CoC agreements) or the executive terminates his employment for “Good Reason” (as defined in the respective CoC agreements) and, in either case, such termination occurs no more than 24 months following a “Change of Control” (as defined in the respective CoC agreement), then, subject to the executive signing and not revoking a release and waiver of claims, the executive will receive a lump sum payment of the following:

•

any accrued obligations owed to the executive, which include: (i) any of the executive’s annual base salary earned through the effective date of termination that remains unpaid; (ii) any bonus payable with respect to any fiscal year which ended prior to the effective date of the executive’s termination of employment, which remains unpaid; and (iii) any expense reimbursement due to the executive on or prior to the date of termination which remains unpaid to the executive; and

•

a cash payment equal to 150% (except for the CoC agreements of Mr. Méndez which provide for 200%) of the sum of the executive’s base salary plus target annual bonus in effect on the date of termination, without taking into effect any reduction in the executive’s annual base salary that may constitute “Good Reason” under the CoC Agreement.

Each CoC agreement expires on the third anniversary of the agreement and will automatically renew for successive one year terms unless the board provides written notice of expiration of the CoC agreement at least 90 days prior to the three year anniversary of the agreement or the further applicable anniversary thereof.

Equity and Incentive Plans

Our shareholders and board previously adopted the Enterprise Management Plan, or the 2012 Plan. In connection with the completion of our initial public offering in April 2014, we adopted the 2014 Stock Incentive Plan, and in October 2016, October 2018, and October 2020, our shareholders approved amendments and restatements of this plan at our annual general meetings of shareholders in 2016, 2018 and 2020 respectively. We refer to this plan, as so amended and restated, as the 2014 Plan.

The following table presents certain information about our equity compensation plans as of March 31, 2022:

	Number of securities to be issued upon exercise of outstanding options and rights (2)	Weighted average exercise price of outstanding options and rights (3)	Number of shares remaining available for future issuance
Equity compensation plans approved by shareholders	1,843,460	$6.83	1,409,812
Equity compensation plans not approved by shareholders (1)	4,383,308	$3.19	—

(1)	On April 1, 2021, in connection with the appointment of Manuel O. Méndez as Chief Executive Officer, we granted Mr.

Méndez 857,015 options to purchase ordinary shares at an exercise price of $3.68 per share and 1,340,579 RSUs at a grant date price of $3.68 per share. During the quarter ended December 31, 2021, 138,227 of the stock options originally granted to Mr. Méndez and 181,159 of the outstanding RSUs were cancelled and cash settled in connection with an amendment to his employment agreement with the Company. On October 5, 2021, in connection with the appointment of Mohammad El Khoury as Chief Commercial Officer, we granted Mr. El Khoury 235,477 options to purchase ordinary shares at an exercise price $2.91 and 300,148 RSUs at a grant date price of $2.91 per share. On November 19, 2021, in connection with the appointment of Ali Kiboro as Chief Financial Officer, we granted Mr. Kiboro 123,267 options to purchase ordinary shares at an exercise price of $2.08 and 325,586 RSUs at a grant date price of $2.08. The grants were issued outside of our 2014 Plan pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as indicated under “Fiscal 2022 Executive Compensation”.

(2)	Consists of options and restricted stock units granted under the 2012 and 2014 Plan. The Company’s Board of Directors has determined not to issue additional shares from the 2012 Plan.
(3)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding RSU awards and PSU awards which have no exercise price.

As of March 31, 2022, the number of shares reserved for issuance, number of shares issued, number of shares underlying outstanding share options and number of shares remaining available for future issuance under the 2012 Plan and the 2014 Plan is set forth in the table below. Our board has determined not to make any further awards under the 2012 Plan.

Name of Plan	Number of securities to be issued upon exercise of outstanding options and rights (3)	Weighted average exercise price of outstanding options and rights (4)	Number of shares remaining available for future issuance
2012 Plan (1)	141,338	$2.94	-
2014 Plan (2)	1,843,460	$7.29	1,409,812

(1)	Outstanding awards comprise 141,338 options.
(2)	Outstanding awards comprise 663,025 RSUs and 1,180,435 options.
(3)	Consists of options and restricted stock units granted under the 2012 and 2014 Plan. The Company’s Board of Directors has determined not to issue additional shares from the 2012 Plan.
(4)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect     the shares that will be issued upon the vesting of outstanding RSU awards and PSU awards which have no exercise price.

On April 1, 2022 the number of shares reserved for issuance by the 2014 Plan increased by 769,585 shares.

The following description of each of our share incentive plans is qualified by reference to the full text of those plans, which are incorporated by reference as exhibits to our Annual Report on Form 10-K.

2012 Plan

We adopted the Enterprise Management Plan, or the 2012 Plan, to enhance our ability to attract, retain and motivate employees expected to make important contributions to our Company by providing them with equity ownership opportunities and performance-based incentives. All of our employees were eligible to be granted share options under the 2012 Plan. The 2012 Plan was administered by our board. Subject to certain conditions, the 2012 Plan permits grants of enterprise management incentive options, or EMI options, under the terms of Schedule 5 to the UK Income Tax (Earnings and Pensions) Act 2003 (or ITEPA) for UK-based employees.

Share options granted pursuant to the 2012 Plan may be exercised upon the occurrence of certain events, including among other events, (i) in a sale of any shares of our share capital, which confers more than 50% of the total voting rights of all our issued shares; (ii) in the sale of all or substantially all of the undertakings of our Company and our subsidiaries, and (iii) in the event of a listing of our shares on any “Recognized Investment Exchange” as defined in Section 841(a) of the Corporation Taxes Act 2009. In the event our shares are listed, an option may be exercised, in three equal installments, on the first, second and third anniversaries of the date of the grant. Options must be exercised during an employee’s term of employment or service or within 40 days of termination of employment or service (or within one year in the case of termination on account of a participant’s death). The options lapse after specified periods upon the occurrence of applicable events, including, forty days after (i) the sale of any shares of our share capital which confers more than 50% of the total voting rights of all our issued shares or (ii) the sale of all or substantially all of the undertakings of our Company and our subsidiaries.

The maximum term of an option award is ten years.

Each option grant was documented through an option agreement. The exercise price per share of all options was determined by our board at the time of the grant.

Awards are non-transferable and our board retains discretion to amend, modify or terminate any outstanding award. Awards may be accelerated to become immediately exercisable in full or in part upon approval of our board.

In the event of certain changes in our capitalization, the number of shares available for issuance under the 2012 Plan, as well as the exercise price per share of each outstanding option, may be appropriately adjusted by our board. The 2012 Plan provides for certain exchange rights in the event of change in control and provides for conditional exercise in connection with a court-ordered reorganization of our Company or our amalgamation with any other company or companies.

As of March 31, 2022, under the plan there were 141,338 ordinary shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $2.94 per ordinary share.

Certain of our prior filings with the SEC referred to the 2012 Plan as the 2013 Plan.  In this proxy statement, we refer to the 2012 Plan as such because the first awards granted thereunder occurred in 2012.

2014 Plan

Our board and our shareholders have approved the 2014 Plan. The 2014 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement and betterment of our Company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in its success and increased value.

We have reserved an aggregate of 5,479,688 ordinary shares for issuance under the 2014 Plan, which includes 3,550,000 ordinary shares reserved for issuance pursuant to the terms of the 2014 Plan, as amended, and 1,929,688 ordinary shares reserved for issuance as a result of automatic annual increases through April 1, 2021, as discussed further below.  This number is subject to adjustment in the event of a recapitalization, share split, share consolidation, reclassification, share dividend or other change in our capital structure, including the possible reverse stock split discussed in Special Resolution 13 in this proxy statement. To the extent that an award terminates, or expires for any reason, then any shares subject to the award may be used again for new grants. However, shares which are (i) not issued or delivered as a result of the net settlement of outstanding options or stock appreciation rights, or SARs, (ii) used to pay the exercise price related to outstanding options, (iii) used to pay withholding taxes related to outstanding options or SARs or (iv) repurchased on the open market with the proceeds from an option exercise, will not be available for re-grant under the 2014 Plan.

The number of ordinary shares reserved for issuance automatically increases on April 1 of each year, from April 1, 2015 through April 1, 2023, by the lesser of 0.75% of the total number of our ordinary shares outstanding on March 31 of the preceding year, or such smaller amount as determined by our board. As at April 1, 2021, an additional 1,929,688 ordinary shares have been reserved for issuance under the 2014 Plan as a result of automatic increases. If adopted at the 2022 Annual General Meeting, the Fourth Amended and Restated 2014 Plan will no longer contain the automatic increase of ordinary shares reserved for issuance.

The 2014 Plan permits us to make grants of (i) incentive share options pursuant to Section 422 of the Code and (ii) non-qualified share options. Incentive share options may only be issued to our employees. Non-qualified share options may be issued to our employees, directors, consultants and other service providers. The option exercise price of each option granted pursuant to the 2014 Plan will be determined by our remuneration committee and may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. The term of each option will be fixed by our remuneration committee and may not exceed ten years from the date of grant. All option grants under the 2014 Plan are made pursuant to a written option agreement.

The 2014 Plan permits us to sell or make grants of restricted shares. Restricted shares may be sold or granted to our employees, directors, consultants and other service providers (or of any current or future parent or subsidiary of our Company). Restricted shares issued under the 2014 Plan is sold or granted pursuant to a written restricted shares purchase agreement.

The 2014 Plan also permits us to issue SARs. SARs may be issued to our employees, directors, consultants and other service providers. The base price per share of ordinary shares covered by each SAR may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. SAR grants under the 2014 Plan are made pursuant to a written SAR agreement.

Further, the 2014 Plan permits us to issue RSUs. RSUs may be issued to our employees, directors, consultants and other service providers. RSU grants under the 2014 Plan are made pursuant to a written RSU agreement.

As of March 31, 2022, 409 employees and 7 directors were eligible to participate in the 2014 Plan.

The 2014 Plan is administered by our remuneration committee, which has the authority to control and manage the operation and administration of the 2014 Plan. In particular, the remuneration committee has the authority to determine the persons to whom, and the time or times at which, incentive share options, nonqualified share options, restricted shares, SARs or RSUs shall be granted, the number of shares to be represented by each option agreement or covered by each restricted share purchase agreement, SAR agreement or RSU agreement and the exercise price of such options and the base price of such SARs. In addition, our remuneration committee has the authority to accelerate the exercisability or vesting of any award, and to determine the specific terms, conditions and restrictions of each award. The remuneration committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, independent directors.

Unless provided otherwise within each written option agreement, restricted share purchase agreement, SAR agreement or RSU agreement as the case may be, the vesting of all options, restricted share, SARs and RSUs granted under the 2014 Plan shall accelerate automatically in the event of a “change in control” (as defined in the 2014 Plan) effective as of immediately prior to the consummation of the change in control unless such equity awards are to be assumed by the acquiring or successor entity (or parent thereof) or equity awards of comparable value are to be issued in exchange therefor or the equity awards granted under the 2014 Plan are to be replaced by the acquiring entity with other incentives under a new incentive program containing such terms and provisions as our remuneration committee in its discretion may consider equitable.

Our board may from time to time alter, amend, suspend or terminate the 2014 Plan in such respects as our board of Directors may deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent.

No awards may be granted under the 2014 Plan after March 30, 2024.

As of March 31, 2022, there were 1,180,435 ordinary shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $7.29 per ordinary share and 663,025 RSUs outstanding under the plan.

Share Ownership Guidelines

At its July 30, 2015 board meeting, the Company adopted guidelines to encourage ownership of shares of the Company by directors and named executive officers. Under these guidelines, directors and named executive officers have five years from the adoption of the guidelines (or if later, the date of employment, election or promotion, whichever applies) to achieve an ownership target as follows:

Award	Ownership Target: Base Salary Multiple
Non-Employee Directors	Share value equal to or greater than three times annual retainer
CEO	Share value equal to or greater than six times base salary
Named executive officers (other than CEO)	Share value equal to or greater than two times base salary

Shares that count toward satisfaction of the ownership targets include:

•	Shares directly owned – individual, immediate family or trust (including without limitation shares purchased on the open market or acquired upon exercise of share options);
•	Vested restricted shares, restricted share units or deferred share units; and
•	“In the money” vested share options.

Shares that do not count towards the ownership targets include:

•	Unvested share options, restricted shares, restricted share units or deferred share units;
•	“Out of the money” vested share options; and
•	Performance restricted shares or performance equity units not yet vested.

Rule 10b5-1 Plans

As at March 31, 2022, certain of our directors have adopted 10b5-1 plans to permit sales of securities from time to time to fund tax obligations arising in connection with the vesting of equity awards.

Insured Pension Plan

We operate an insured pension plan in Switzerland for our Swiss employees.  The cost of this pension plan in the year ended March 31, 2022 was $2,300,000.  Mr. Méndez and Mr. Kiboro have participated in the plan since April and November 2021 respectively.  Further details can be found in the notes to our financial statements contained in our annual report on Form 10-K for the year ended March 31, 2022.

Hedging Policy

Our insider trading policy prohibits our employees and directors from hedging the value of our securities, engaging in hedging or similarly speculative transactions with respect to our securities, including prepaid variable forward contracts, equity swaps, collars and exchange funds.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee currently consists of Ms. Larue and Messrs. Aebischer, Hallsworth and Shroff, with Mr. Hallsworth serving as chairman of the committee. Our Board has determined that Ms. Larue and Messrs. Aebischer, Hallsworth and Shroff meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board has determined that Mesrs. Aebischer and  Hallsworth are “audit committee financial experts” within the meaning of SEC regulations and applicable listing standards of Nasdaq.

The audit committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the audit committee is available on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

The audit committee selects, evaluates and, where deemed appropriate, replaces Quotient’s independent registered public accountants. The audit committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimis amounts.

Management is responsible for Quotient’s internal controls and the financial reporting process. Quotient’s independent registered public accountants are responsible for performing an audit of Quotient’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee’s responsibility is to monitor and oversee these processes.

In this context, the audit committee has reviewed Quotient’s audited financial statements for the fiscal year ended March 31, 2022 and has met and held discussions with management and Ernst & Young LLP (“E&Y”), the Company’s independent registered public accountants. Management represented to the audit committee that Quotient’s consolidated financial statements for fiscal 2022 were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee discussed the consolidated financial statements with E&Y. The audit committee also discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the Securities and Exchange Commission.

The audit committee received the written disclosures and letter from E&Y required by the applicable requirements of the Public Company Accounting Oversight Board regarding E&Ys communications with the audit committee concerning its independence, and the audit committee discussed with E&Y the accounting firm’s independence.

Based upon the audit committee’s discussions with management and E&Y and the audit committee’s review of the representation of management and the report of E&Y to the audit committee, the audit committee recommended to the Board that the audited consolidated financial statements be included in Quotient’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC.

The audit committee also considered whether non-audit services provided by E&Y were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Frederick Hallsworth, Chair Thomas Aebischer Catherine Larue Zubeen Shroff

Independent Registered Public Accountants’ Fees

Review of the Company’s Audited Financial Statements for the Fiscal Years ended March 31, 2022 and 2021

The audit committee approves Ernst & Young LLP’s and its affiliates audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the audit committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our audit committee approves the terms of the engagement letter to be entered into by us with the independent auditor. The audit committee has also delegated to its chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed our independent auditors and associated fees, provided that the chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full audit committee at its next regular meeting.

The table below sets forth the fees paid to Ernst & Young LLP over the past two years in connection with its work for us. All such audit, audit-related and tax services were pre-approved by the audit committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees billed by Ernst & Young LLP for the fiscal years ended March 31, 2022 and 2021 were as follows:

Fees	2022	2021
Audit fees (1)	$1,017,500	$962,000
Audit-related fees	0	0
Tax fees	0	0
All other fees	0	0
Total fees	$1,017,500	$962,000

(1)

Fees billed for audit services in 2022 and 2021 consisted of audit of our annual financial statements, review of our quarterly financial statements, statutory audits, consents, issuance of comfort letters, and review of documents filed with the SEC.

APPOINTMENT OF AND PAYMENT TO AUDITORS (RESOLUTION 12)

The audit committee of our Board has appointed Ernst & Young LLP as our auditors. As required by law, shareholders are requested to re-appoint Ernst & Young LLP as the Company’s auditors for the period ending with the annual general meeting of the Company to be held in 2023. Shareholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending March 31, 2023.

A representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if the firm desires and to respond to appropriate questions.

The Board recommends a vote “FOR” the re-appointment of Ernst & Young LLP as our auditors, to ratify their appointment as our independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our ordinary shares as of July 5, 2022 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding ordinary shares;
•	each of our directors and director nominees;
•	each of our executive officers, including our NEOs; and
•	all directors, director nominees and executive officers, including our NEOs, as a group.

Beneficial ownership is determined in accordance with SEC rules. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of July 5, 2022. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares held by that person.

Ordinary shares that a person has the right to acquire within 60 days of July 5, 2022 are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The beneficial ownership percentage of each shareholder is calculated on the basis of 135,683,559 ordinary shares outstanding as of July 5, 2022.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all ordinary shares shown to be beneficially owned by them, based on information provided to us by such shareholders.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Quotient Limited, 28 Esplanade, St Helier, JE2 3QA, Jersey, Channel Islands.

Name and address of beneficial owner	Number of ordinary shares beneficially owned	Percentage of ordinary shares beneficially owned
5% shareholders:
Galen Partners (1)	11,995,740	8.8%
Polar Capital LLP (2)	29,251,652	21.5%
Perceptive Advisors LLC (3)	16,200,818	11.9%
Highbridge Capital Management LLC (4)	27,654,951	20.3%
Pura Vida Investments, LLC (5)	21,481,683	15.8%

Executive officers, directors and director nominees:
Manuel Mendez (6)	722,928	*
Heino von Prondzynski (7)	428,505	*
Isabelle Buckle (8)	65,043	*
Frederick Hallsworth (9)	307,311	*
Brian McDonough (10)	234,620	*
Catherine Larue (11)	69,213	*
Zubeen Shroff (12)	12,188,881	8.9%
John Wilkerson (13)	12,162,000	8.9%
Mohammad El Khoury (14)	50,000	*
Thomas Aebischer (15)	6,917	*
Ali Kiboro (16)	66,666	*
Sophie Bechu (17)	-	*
All Directors and Executive Officers as a group	14,317,639	10.5%

*	Denotes less than 1%.

1.

The business address of Galen Partners is 680 Washington Blvd., Stamford, CT 06901. Includes 10,913,091 ordinary shares held of record by Galen Partners V LP, 931,945 ordinary shares held of record by Galen Partners International V LP, and 150,704 ordinary shares held of record by Galen Management, LLC (collectively, “Galen Partners”). John Wilkerson, David Jahns, and Zubeen Shroff exercise voting, investment and dispositive rights over our securities held of record by Galen Partners.

2.

Information based on a Schedule 13G/A filed with the SEC on February 14.2022 by Polar Capital LLP. The business address of Polar Capital LLP is 16 Palace Street, London SW1E 5JD. Includes 4,125,000 ordinary shares and 15,874,999 pre-funded warrants held of record by Polar Capital LLP as of June 29, 2022.

3.

Information based solely on a Schedule 13G/A filed with the SEC on February 14, 2022 by Perceptive Advisors LLC. The business address of Perceptive Advisors LLC is 51 Astor Place 10th Floor, New York, NY 10003.

4.

Information based on a Schedule 13G/A filed with the SEC on February 11,2022 by Highbridge Capital Management, LLC. The business address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172.  Includes 20,988,285 Ordinary Shares (including 419,673 Ordinary Shares issuable upon exercise of warrants and 13,227,509 Ordinary Shares issuable upon conversion of convertible notes). The convertible notes and exercisable warrants are each subject to a 9.90%beneficial ownership blocker and the percentage set forth in row (11) gives effect to such blockers. However, rows (6),(8) and (9) show the number of Ordinary Shares that would be issuable upon the conversion of the reported convertible notes and exercise of the reported warrants in full. Therefore, the actual number of Ordinary Shares beneficially owned by such Reporting Person, after giving effect to such blockers, is less than the number of securities reported. Includes 6,666,666 pre-funded warrants held by Highbridge Capital Management LLC as of June 29, 2022.

5.

Information based on a Schedule 13G/A filed with the SEC on February 14.2022 by Pura Vida Investments LLC. The business address of Pura Vida Investments LLC  888 7th Avenue, 6th Floor, New York, NY 10106. Amount reported also includes 11,666,666 pre-funded warrants held of record by Pura Vida Investments LLC as of June 29, 2022.

6.	Comprises 416,667 ordinary shares and 239,595 share options held of record by Mr. Méndez.
7.	Comprises 405,879 ordinary shares and 22,626 share options held of record by Mr. von Prondzynski.
8.	Comprises 36,124 ordinary shares and 21,989 share options held of record by Ms. Buckle.
9.	Comprises 219,005 ordinary shares and 81,156 share options held of record by Mr. Hallsworth, and 3,150 shares held by Mr. Hallsworth’s wife
10.	Comprises 53,040 ordinary shares held by the McDonough-McGuire Joint Revocable Trust and 71,694 ordinary shares and 102,969 share options held of record by Mr. McDonough.
11.	Comprises 40,294 ordinary shares and 21,989 share options held of record by Ms. Larue
12.

Comprises the ordinary shares identified in footnote 1 and 118,461 ordinary shares and 61,142 options held of record by Mr. Shroff.  Mr. Shroff disclaims beneficial ownership of the ordinary shares identified in footnote 1, except to the extent of his proportionate pecuniary interest in such shares.

13.

Comprises the ordinary shares identified in footnote 1 and 94,958 ordinary shares, and 59,642 options held of record by Mr. Wilkerson.  Mr. Wilkerson disclaims beneficial ownership of the ordinary shares identified in footnote 1, except to the extent of his proportionate pecuniary interest in such shares.

14.	Comprises 50,000 ordinary shares held of record by Mr. El Khoury.
15.	Comprises 6,917 ordinary shares held of record by Mr. Aebischer.
16.	Comprises nil shares held of record by Mr. Kiboro.
17.	Comprises nil shares held of record by Mrs. Bechu.

PROPOSAL TO VARY THE RIGHTS ATTACHING TO THE COMMON STOCK OF THE COMPANY (ORDINARY SHARES) SO THAT THE COMPANY ACTING BY ITS BOARD OF DIRECTORS shall have the power TO UNDERTAKE a reverse stock split (consolidation) of ALL OF the ORDINARY SHARES IN THE CAPITAL OF THE Company IN ISSUE AT THE TIME OF SUCH REVERSE STOCK SPLIT, AT SUCH RATIO AS SHALL BE DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE SHAREHOLDERS (THE “REVERSE STOCK SPLIT”), SUCH POWER TO BE SUBJECT TO THE FOLLOWING CONDITIONS: (a) the ratio of the reverse stock split must be  a whole number between 1-for-10 and 1-for-40, (B) THE REVERSE STOCK SPLIT MUST BE COMPLETED NO LATER THAN the one year anniversary of the Annual General Meeting, (C) with the exact ratio to be set within that range at the discretion of the Board of Directors (the “Board”), without further approval or authorization of the shareholders, AND (D) to the extent the reverse stock split causes any shareholder to hold a fractional number of shares, SUCH FRACTIONS SHALL BE DEALT WITH IN ACCORDANCE WITH ARTICLE 11.2 OF THE ARTICLES OF ASSOCIATION OF THE COMPANY (RESOLUTION 13, PROPOSED AS A SPECIAL RESOLUTION)

General

We are seeking stockholder approval to grant the Company, acting by the Board, discretionary authority to effect a reverse stock split of the issued and outstanding shares of our common stock by a ratio of any whole number between 1-for-10 and 1-for-40 as determined by the Board, to take effect no later than the one year anniversary of the date of the Annual General Meeting (the “Reverse Stock Split”). One of the primary reasons we are seeking this stockholder approval to grant authority to effect the Reverse Stock Split, is that we believe it will enable us to regain compliance with the Nasdaq Capital Market listing requirements.

The Company is a no par value company established under the laws of Jersey, Channel Islands.  As such, under its constitutional documents there is no limit on the number of shares it is authorised to issue.  As a consequence, the Reverse Stock Split will not affect the number of shares the Company is entitled to issue, nor will it affect the relative voting power of the holders of our outstanding common stock (the holders of our preferred stock are not entitled to vote at general meetings of the Company). The Reverse Stock Split, if effected, would affect all of our holders of ordinary shares uniformly.

The Board unanimously approved to seek stockholder approval to vary the rights attaching to the common stock of the Company (ordinary shares) so that the Company acting by its board of directors shall have the power to undertake a Reverse Stock Split. If the proposal is approved by the stockholders, the Company will have the authority, acting by the Board in its sole discretion, without further action by the stockholders, to effect the Reverse Stock Split, subject to conditions as to (a) the ratio of the Reverse Stock Split, which must be a whole number between 1-for-10 and 1-for 40, (b) the timing of the Reverse Stock Split, which must be completed no later than the one year anniversary of the date of the Annual General Meeting, and (c) the manner in which any fractional share entitlements are dealt with, which must be dealt with in accordance with the existing provisions of the constitutional documents of the Company (which in summary permit the Board to deal with fractions as they see fit, including by aggregating them, selling them for cash and distributing the cash received to affected stockholders). Subject to the conditions above, the Board’s decision as to whether and when to effect the Reverse Stock Split, if approved by the stockholders, will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our common stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our common stock.

A reverse stock split will also affect our outstanding stock options, restricted stock units and shares of common stock issued under our Amended and Restated 2014 Stock Incentive Plan (the « 2014 Equity Plan »), as well as our outstanding convertible notes, warrants and certain pre-existing rights to subscribe for common stock. Under these plans and pursuant to the terms of such securities and rights the number of shares of common stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the Reverse Stock Split. Under the 2014 Equity Plan, the number of Ordinary Shares (as defined under the 2014 Equity Plan) reserved and available for issuance under this Plan, including the number of additional Ordinary Shares available for issuance submitted for shareholders’ approval at the Company 2022 Annual General Meeting of the shareholders, must be adjusted accordingly. The Reverse Stock Split does not require any consent or approval of the holders of, or any variation to be made to the terms of, the Company's preferred stock.

The Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to the Board or our stockholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the Reverse Stock Split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a

Reverse Stock Split”). The Board believes that the benefits to the Company outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to effect the Reverse Stock Split.

Reasons for the Reverse Stock Split

The Board believes that effecting the Reverse Stock Split would increase the price of our common stock which would, among other things, help us to:

•	meet certain listing requirements of the Nasdaq Global Market and the Nasdaq Capital Market;
•	appeal to a broader range of investors to generate greater interest in the Company; and
•	improve perception of our common stock as an investment security.

Meet Nasdaq Listing Requirements - Our common stock is listed on the Nasdaq Global Market under the symbol QTNT. On May 20, 2022, we received a deficiency letter from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”), notifying us that, for the last 30 consecutive business days, the closing bid price for our common stock was below the minimum $1.00 per share required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were given 180 calendar days, or until November 16, 2022 (“Compliance Date”), to regain compliance with Rule 5550(a)(2). As of the date of filing of this Proxy, we were not in compliance with Rule 5550(a)(2). If we do not regain compliance with Rule 5550(a)(2) by the Compliance Date and are not eligible for an additional compliance period at that time, the Nasdaq staff will provide written notification to us that our common stock will be subject to delisting. Although we believe that implementing the Reverse Stock Split is likely to lead to compliance with Rule 5550(a)(2), there can be no assurance that the closing share price after implementation of the Reverse Stock Split will succeed in restoring such compliance.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company – An increase in our stock price may make our common stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our common stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect the Reverse Stock Split, and thereby increase the price of our common stock, would give the Board the ability to address these issues if it is deemed necessary.

Improve the Perception of Our Common Stock as an Investment Security – The Board believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our common stock to improve the perception of our common stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.

Certain Risks Associated with the Reverse Stock Split

Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our common stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

Effects of the Reverse Stock Split

If our stockholders approve the proposed Reverse Stock Split and the Board elects to effect the Reverse Stock Split, our issued and outstanding shares of common stock, for example, would decrease at a rate of approximately one (1) share of common stock for every thirty (30) shares of common stock currently outstanding in a 1-for-30 split. The Reverse Stock Split would be effected simultaneously for all of our common stock, and the exchange ratio would be the same for all shares of common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholders’ percentage ownership interests in the Company, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. The Reverse Stock Split would not affect the relative voting or other rights that accompany the shares of our common stock, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. Common stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. We have no current plans to take the Company private. Accordingly, the Reverse Stock Split is not related to a strategy to do so.

In addition to the change in the number of shares of common stock outstanding, the Reverse Stock Split would have the following effects:

Increase the Per Share Price of our Common Stock – By effectively condensing a number of pre-split shares into one share of common stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. The Board may utilize the Reverse Stock Split as part of its plan to maintain the required minimum per share price of the common stock under the Nasdaq listing standards.

The following table contains approximate information relating to our common stock, based on share information as of July 11, 2022:

		After the Reverse Stock Split (2) (3)
	Current	If Minimum 1:10 Ratio is Selected	If Maximum 1:40 Ratio is Selected
Common Stock issued and outstanding as of July 11, 2022 (1)	135’683’559	13,568,355	3,392,088

(1)	The Company has an unlimited number of shares available for issue.
(2)	Does not take into account that fractional shares resulting from the Reverse Split will be dealt with in accordance with the existing provisions of the constitutional documents of the Company.
(3)

Excludes shares of common stock reserved for issuance (i) upon the exercise of currently exercisable warrants and options; (ii) pursuant to awards granted under the 2014 Equity Plan; (iii) upon the conversion of convertible notes ; and (iv) upon the conversion of Preference Shares.

Require Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock.  The Reverse Stock Split would effect a reduction in the number of shares of common stock issuable upon the exercise, conversion or settlement of our outstanding stock options, RSUs, convertible notes and warrants, as applicable, in proportion to the Reverse Stock Split ratio.  The conversion, exercise and purchase price of securities would likewise increase, as applicable, in proportion to the Reverse Stock Split ratio.

Require Adjustment to the Number of Shares of Common Stock Available for Future Issuance Under our Amended and Restated 2014 Equity Plan – In connection with any reverse stock split, the Board would also make a corresponding reduction in the number of shares available for future issuance under the foregoing plan so as to avoid the effect of increasing the number of authorized but unissued shares available for future issuance under such plans.

In addition, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than one hundred (100) shares of common stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by our stockholders, the Board, in its sole discretion, would determine whether to implement the Reverse Stock Split, taking into consideration the factors discussed above, and, if implemented, determine the ratio of the Reverse Stock Split.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

If the proposed Reverse Stock Split is approved and effected, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Some of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer & Trust Company. These stockholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Fractional Shares

The Reverse Stock Split may result in certain stockholders of record (including CEDE & Co) holding fractional shares. Our constitutional documents contain a mechanism for dealing with such fractional shares, and if approved the Board will be obliged to deal with fractions in accordance with those provision.  In particular, the Board is empowered pursuant to those provisions to aggregate fractions, sell the whole shares resulting from such aggregation, and distribute the net proceeds to those stockholders who were entitled to fractional shares. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

Net income or loss per share for all periods would increase proportionately as a result of the Reverse Stock Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

•	an individual citizen or resident of the United States;
•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S.

entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, the Company should not recognize gain or loss. Further, assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally should not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the reverse stock split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder's tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the U.S. holder's holding period in the fractional share is greater than one year as of the effective date of the Reverse Stock Split.

THE FOREGOING IS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth herein regarding the proposed Reverse Stock Split except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon the Reverse Stock Split without further action by our stockholders at any time, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Special Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company.

Vote Required for Approval of this Proposal

The approval of the authorisation to the Company’s Board of Directors to effect a reverse stock split requires a two-third majority vote of the members who (being entitled to do so) vote in person, or by proxy, at the Annual Meeting in favor of each Resolution. Abstentions and broker non-votes are not counted as votes cast .

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” the APPROVAL TO VARY THE RIGHTS ATTACHING TO THE COMMON STOCK OF THE COMPANY (ORDINARY SHARES) SO THAT THE COMPANY ACTING BY ITS BOARD OF DIRECTORS shall have the power TO UNDERTAKE a reverse stock split (consolidation) of ALL OF the ORDINARY SHARES IN THE CAPITAL OF THE Company IN ISSUE AT THE TIME OF SUCH REVERSE STOCK SPLIT, AT SUCH RATIO AS SHALL BE DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY, WITHOUT

FURTHER APPROVAL OR AUTHORIZATION OF THE SHAREHOLDERS (THE “REVERSE STOCK SPLIT”), SUCH POWER TO BE SUBJECT TO THE FOLLOWING CONDITIONS: (a) the ratio of the reverse stock split must be  a whole number between 1-for-10 and 1-for-40, (B) THE REVERSE STOCK SPLIT MUST BE COMPLETED NO LATER THAN the one year anniversary of the Annual General Meeting, (C) with the exact ratio to be set within that range at the discretion of the Board of Directors (the “Board”), without further approval or authorization of the shareholders, AND (D) to the extent the reverse stock split causes any shareholder to hold a fractional number of shares, SUCH FRACTIONS SHALL BE DEALT WITH IN ACCORDANCE WITH ARTICLE 11.2 OF THE ARTICLES OF ASSOCIATION OF THE COMPANY.

PROPOSAL TO ALTER THE ARTICLES OF ASSOCIATION OF THE COMPANY TO DELETE ARTICLE 20.9 IN ITS ENTIRETY AND THE INSERTION IN ITS PLACE OF A NEW ARTICLE 20.9 (RESOLUTION 14, PROPOSED AS A SPECIAL RESOLUTION)

We are seeking stockholder approval to alter the articles of association of the Company to delete article 20.9 in its entirety and the insertion in its place of a new article 20.9 as follows:

"20.9For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company acting by its board of directors may specify a time in the notice of the meeting, such time being no more than 21 days before the day that notice of the meeting is sent, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting."

The current article 20.9 provides that, for the purposes of determining which persons are entitled to attend or vote at a general meeting and how many votes such person may cast, the Company may specify a time in the notice of the general meeting, which may not be more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register of members of the Company in order to have the right to attend or vote at that general meeting.

The proposed new article 20.9 alters the maximum time period specified in the current article 20.9 from "no more than 48 hours before the time fixed for the meeting" to "no more than 21 days before the day that notice of the meeting is sent ".

The principal reason for this amendment is to align with other time periods set out in the articles of association of the Company in respect of the record date for holders of record, including in respect of notice of general meetings (article 20.2) and record date for communications (article 17.15).

This amendment will not affect the process for setting a record date for the beneficial owners of the shares and will only apply to setting the record date for registered holders.  This will enable the Company acting by its board of directors, to align the record dates applicable to all holders, which we believe is customary for companies trading in the US markets.

Vote Required for Approval of this Proposal

The approval of proposal to alter the articles of association of the Company to delete article 20.9 in its entirety and the insertion in its place of a new article 20.9 requires a two-third majority vote of the members who (being entitled to do so) vote in person, or by proxy, at the Annual Meeting in favor of each Resolution. Abstentions and broker non-votes are not counted as votes cast.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR the deletion of article 20.9 in its entirety from the articles of association of the Company and the insertion in its place of a new article 20.9 whereby for the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company acting by its board of directors may specify a time in the notice of the meeting, such time being no more than 21 days before the day that notice of the meeting is sent, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting.

OTHER INFORMATION

Quotient Mailing Address

The mailing address of our principal executive offices is: Quotient Limited, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland.

Shareholder Proposals for the 2023 annual meeting

In accordance with rules of the SEC, any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered to be included in Quotient’s Proxy Statement for the 2023 Annual General Meeting of Shareholders must be received by our Head of Legal & Compliance (care of Quotient Suisse SA, Business Park Terre Bonne B1, Route de Crassier 13, 1262 Eysins (Switzerland)), on or before May 11, 2023 (120 days before the one-year anniversary of the expected mailing date).

If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Memorandum and Articles of Association and the Companies (Jersey) Law 1991, as amended.

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the directors and auditors (if any) before shareholders at a general meeting. Therefore, the accounts of the Company for the fiscal year ended March 31, 2022 will be presented to the shareholders at the Annual Meeting.

Householding

Only one copy of each of our Notice of Availability or our proxy materials, as applicable, has been sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household our Notice of Availability or proxy materials. We will deliver promptly, upon oral or written request, separate copies of the Notice of Availability or proxy materials to any shareholder at the same address. If you wish to receive separate copies of the Notice of Availability or proxy materials, or if you do not wish to participate in householding in the future, you may write to our Head of Legal & Compliance, at Quotient Limited, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland or +41 22 545 82 57. You may contact your broker or bank to make a similar request. Shareholders sharing an address who now receive multiple copies of our Notice of Availability or proxy materials may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

Other Business

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

EXHIBIT A - QUOTIENT LIMITED

2014 STOCK INCENTIVE PLAN

As adopted on March 31, 2014, amended and restated on October 28, 2016, further amended and restated on October 31, 2018, October 29, 2020[, and October 31, 2022]

WHEREAS, on April 3, 2014, the shareholders of the Company approved the adoption of the 2014 Stock Incentive Plan (the "2014 Plan"), which provided for an initial limit of 1,500,000 Ordinary Shares in terms of the number of Ordinary Shares authorized for issuance (the "Original Initial Limit") and 3,000,000 in terms of the maximum number of Ordinary Shares that may be issued upon the exercise of Incentive Options.

WHEREAS, on October 28, 2016, at the annual meeting of shareholders of the Company, the shareholders of the Company approved the adoption of the Amended and Restated 2014 Stock Incentive Plan (the "Amended and Restated 2014 Plan"), which reflected amendments to the 2014 Plan to increase by 750,000 both the Original Initial Limit (the "Amended and Restated Original Limit") and the maximum number of Ordinary Shares that may be issued upon the exercise of Incentive Options.

WHEREAS, pursuant to Section 4.1 of each of the 2014 Plan and the Amended Restated 2014 Plan, on April 1 of each year from 2015 through 2022, the number of Ordinary Shares authorized for issuance under the 2014 Plan and the Amended and Restated 2014 Plan automatically increased by an aggregate of 2,699,273 additional Ordinary Shares (comprised of 170,205 additional Ordinary Shares that were authorized on April 1, 2015, 200,000 additional Ordinary Shares that were authorized on April 1, 2016, 200,000 additional Ordinary Shares that were authorized on April 1, 2017, 200,000 additional Ordinary Shares that were authorized for issuance on April 1, 2018, 200,000 additional Ordinary Shares that were authorized on April 1, 2019, 200,000 additional Ordinary Shares that were authorized for issuance on April 1, 2020, 759,483 additional Ordinary Shares that were authorized for issuance on April 1, 2021, and 769,585 additional Ordinary Shares that were authorized for issuance on April 1, 2022) (collectively, the "Prior Evergreen Increases to the Initial Limit").

WHEREAS, on October 31, 2018, at the annual meeting of shareholders of the Company, the shareholders of the Company approved the adoption of the Second Amended and Restated 2014 Stock Incentive Plan, which reflected amendments to the Amended and Restated 2014 Plan to increase by 550,000 both the Amended and Restated Original Limit and the maximum number of Ordinary Shares that may be issued upon the exercise of Incentive Options.

WHEREAS, on October 29, 2020, at the annual meeting of shareholders of the Company, the shareholders of the Company approved the adoption of the Third Amended and Restated 2014 Stock Incentive Plan (the "Plan"), which reflected amendments to the Second Amended and Restated 2014 Plan to increase by 750,000 both the Second Amended and Restated Initial Limit and the maximum number of Ordinary Shares that may be issued upon the exercise of Incentive Options and to modify the "evergreen" provision so that, on April 1, 2021, and each April 1 thereafter until April 1, 2023, the number of Ordinary Shares reserved and available for issuance under the Plan shall be increased by three quarters of one percent (0.75%) of the number of Ordinary Shares issued and outstanding on the immediately preceding March 31 or such lesser number of Ordinary Shares as determined by the Administrator.

WHEREAS, on [October 31, 2022], at the annual meeting of shareholders of the Company, the shareholders of the Company approved the adoption of the Fourth Amended and Restated 2014 Stock Incentive Plan (the “Plan”), which reflected amendments to the Third Amended and Restated 2014 Plan to (i) ) increase the number of ordinary shares authorized for issuance by 10’000’000 shares, and (ii) remove the "evergreen" provision pursuant to which the aggregate number of shares authorized for issuance automatically increases each year.

ARTICLE 1.

PURPOSES OF THE PLAN

1.1Purposes.

The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS AND INTERPRETATION

For purposes of this Plan, terms not otherwise defined herein shall have the meanings indicated below:

2.1Administrator.  "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2Affiliated Company.  "Affiliated Company" means: with respect to Incentive Options, any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and with respect to Nonqualified Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights, any entity described in paragraph (a) of this Section 2.2, plus any other company, corporation, limited liability company ("LLC"), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3Amended and Restated 2014 Plan.  "Amended and Restated 2014 Plan" means the Amended and Restated 2014 Stock Incentive Plan of the Company.

2.4Base Price.  "Base Price" means the price per Ordinary Share for purposes of computing the amount payable to a Participant who holds a Stock Appreciation Right upon exercise thereof.

2.5Board.  "Board" means the Board of Directors of the Company.

2.6Cause.  "Cause" means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant's commission of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant's attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant's intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant's unauthorized use or disclosure of the Company's confidential information or trade secrets; or (v) such Participant's gross misconduct.

2.7Change in Control.  "Change in Control" means:

(a)The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; provided, however, that a Change in Control shall not result upon such acquisition of beneficial ownership if such acquisition occurs as a result of a public offering of the Company's securities or any financing transaction or series of financing transactions;

(b)A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c)A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(d)The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

Notwithstanding the foregoing, if (i) a transaction does not qualify as a change in control event within the meaning of Section 409A of the Code and (ii) treating such transaction as a Change in Control would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code (to the extent the Plan and the applicable Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement are not exempt therefrom), then such transaction will not be deemed a Change in Control.

2.8Code.  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

2.9Committee.  "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1.

2.10Company.  "Company" means Quotient Limited, a public no par value limited liability company incorporated in Jersey, Channel Islands, with registered number 109886, or any entity that is a successor to the Company.

2.11Continuous Service.  Unless otherwise provided in the Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement, the terms of which may be different from the following, "Continuous Service" means (a) Participant's employment by either the Company or any Affiliated Company, or by a successor entity following a Change in Control, which is uninterrupted except for vacations, illness (not including permanent Disability), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, as applicable, (b) service as a member of the Board until the Participant resigns, is removed from office, or Participant's term of office expires and he or she is not reelected, or (c) so long as the Participant is engaged as a Consultant or other Service Provider.  Notwithstanding the foregoing, if (i) a termination, leave of absence, resignation, expiration or other cessation of engagement or employment does not qualify as a separation from service from the Company within the meaning of Section 409A of the Code and (ii) treating such termination, leave of absence, resignation, expiration or other cessation of engagement or employment as a termination of Continuous Service would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code or Section 457A of the Code (to the extent the Plan and the applicable Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement are not exempt therefrom), then such termination, leave of absence, resignation, expiration or other cessation of engagement or employment will not be deemed a termination of Continuous Service.

2.12Disability.  "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code.  The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.13Effective Date.  "Effective Date" means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.14Exchange Act.  "Exchange Act" means the United States Securities and Exchange Act of 1934, as amended.

2.15Exercise Price.  "Exercise Price" means the subscription price per Ordinary Share (as applicable) payable by the Optionee to the Company upon exercise of an Option.

2.16Fair Market Value.  "Fair Market Value" on any given date means the value of one Ordinary Share, determined as follows:

(a)If the Ordinary Shares are then listed or admitted to trading on The NASDAQ Stock Market or another stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on The NASDAQ Stock Market or principal stock exchange on which the Ordinary Shares are then listed or admitted for trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Ordinary Shares on The NASDAQ Stock Market or such exchange on the next preceding day on which a closing sale price is reported.

(b)If the Ordinary Shares are not then listed or admitted to trading on The NASDAQ Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Ordinary Shares in the over the counter market on the date of valuation.

(c)If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code, which determination shall be conclusive and binding on all interested parties.

2.17FINRA Dealer.  "FINRA Dealer" means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

2.18Incentive Option.  "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

2.19Incentive Option Agreement.  "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

2.20Insider Trading Policy.  "Insider Trading Policy" means the insider trading policy of the Company, as adopted by the Board and then in effect.

2.21New Incentives.  "New Incentives" shall have the meaning set forth in Section 10.1(b) hereof.

2.22Nonqualified Option.  "Nonqualified Option" means any Option that is not an Incentive Option.  To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section 5.8 below, it shall to that extent constitute a Nonqualified Option.

2.23Nonqualified Option Agreement.  "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

2.24Option.  "Option" means any option to subscribe for or purchase Ordinary Shares granted pursuant to this Plan.

2.25Option Agreement.  "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under this Plan.

2.26Optionee.  "Optionee" means any Participant who holds an Option.

2.27Ordinary Shares.  "Ordinary Shares" means the ordinary shares of no par value in the capital of the Company and "share of Common Stock" and "shares of Common Stock" mean any one or more of such shares (as the context may require), in each case subject to adjustment pursuant to Section 4.2.

2.28Participant.  "Participant" means an individual or entity that holds Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights under this Plan.

2.29Performance Criteria.  "Performance Criteria" means the criteria that the Administrator may select from time to time for purposes of establishing the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan and may be applicable to the Company, an Affiliated Company, a division, business unit or product of the Company or any Affiliated Company, or any combination of the foregoing, and which may be stated as an absolute amount, a target percentage over a base percentage or absolute amount, or the occurrence of a specific event), any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

2.30Plan.  "Plan" means this Second Amended and Restated 2014 Stock Incentive Plan of the Company.

2.31Prior Evergreen Increases to the Initial Limit. "Prior Increases to the Initial Limit" means two million six hundred ninety-nine thousand two hundred seventy-three (2,699,273) Ordinary Shares.

2.32Purchase Price.  "Purchase Price" means the subscription or purchase price (as applicable) per share of Restricted Stock or share underlying a Restricted Stock Unit.

2.33Restricted Stock.  "Restricted Stock" means Ordinary Shares issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.34Restricted Stock Agreement.  "Restricted Stock Agreement" means the written agreement entered into between the Company and a Participant evidencing the grant of Restricted Stock under the Plan.

2.35Restricted Stock Unit.  "Restricted Stock Unit" means a right to receive Ordinary Shares or an amount equal to the Fair Market Value of the underlying Ordinary Shares pursuant to Article 8 hereof, subject to any restrictions and conditions as are established pursuant to such Article 8.

2.36Restricted Stock Unit Agreement.  "Restricted Stock Unit Agreement" means the written agreement entered into between the Company and a Participant evidencing the grant of Restricted Stock Unit under the Plan.

2.37Securities Act.  "Securities Act" means the United States Securities Act of 1933, as amended.

2.38Service Provider.  "Service Provider" means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.39Shares.  "shares" includes Ordinary Shares.

2.40Shareholder.  "shareholder" includes a "member" within the meaning given to such term by the Articles of Association of the Company at the relevant time.

2.41Stock.  "stock" includes Ordinary Shares.

2.42Stock Appreciation Right.  "Stock Appreciation Right" means a right issued pursuant to Article 7, subject to any restrictions and conditions as are established pursuant to Article 7, that is designated as a Stock Appreciation Right.

2.43Stock Appreciation Right Agreement.  "Stock Appreciation Right Agreement" means the written agreement entered into between the Company and a Participant evidencing the grant of Stock Appreciation Rights under the Plan.

2.4410% Shareholder.  "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

2.45Fourth Amended and Restated Initial Limit.  "Fourth Amended and Restated Initial Limit" means thirteen million five hundred fifty thousand (13’550’000) Ordinary Shares.

2.462014 Plan. "2014 Plan" means the 2014 Stock Incentive Plan of the Company.

2.47United States.  "United States" means the United States of America and (as the context requires) and State of the United States of America.

2.48In this Plan, unless the context otherwise requires:

(a)references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships, and references to a company or a corporation are to a body corporate wherever incorporated;

(b)the headings are inserted for convenience only and shall not affect the construction of this Plan;

(c)the singular shall include the plural and vice versa and references to one gender include all genders;

(d)references to Sections, paragraphs and Exhibits are to sections and paragraphs of sections of and exhibits to this Plan;

(e)general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(f)any reference to an enactment, statutory provision or treaty is a reference to it as it may have been amended, modified, consolidated or re‑enacted as at the date of this Plan and shall include any orders and regulations made pursuant thereto;

(g)references to any Jersey legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than Jersey, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the Jersey legal term;

(h)references to United States statutes, ordinances, regulations or any other instruments having the force of law therein shall be interpreted as if the Company was incorporated in the United States and subject to such provisions, to the extent the same does not contravene any laws of Jersey or the United States;

(i)where pursuant to this Plan the Company is said to be authorised or empowered to exercise any authorities, discretions or powers pursuant to any United States statutes, ordinances, regulations or any other instruments, the Company shall also be authorised and empowered to exercise any similar or analogous authorities, discretions or powers pursuant to the laws of Jersey;

(j)any references to this Plan to a legal remedy or legal concept under United States law shall be construed as the legal remedy or legal concept under Jersey law which most closely reflects the same; and

(k)references to time are to the time in New York.

The Exhibits shall form part of this plan.

ARTICLE 3.

ELIGIBILITY

3.1Incentive Options.  Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2Nonqualified Options; Restricted Stock; Restricted Stock Units; and Stock Appreciation Rights.  Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights under the Plan.

3.3Performance Goals

(a)Performance Thresholds.  The performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

(b)Adjustments.  Unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee shall have the authority to make equitable adjustments to the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan in recognition of unusual or non recurring events affecting the Company or an Affiliated Company or the financial statements of the Company or an Affiliated Company and may provide for objectively determinable adjustments to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principles, applicable laws or regulations, (iv) related to discontinued operations that do not qualify as a segment of a business, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

3.4Deferrals.  To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Ordinary Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Right may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made only in accordance with Section 409A of the Code, and only if the Committee determines in good faith that the deferral is permissible under Section 457A of the Code.  Consistent with Sections 409A and 457A of the Code, the Administrator may provide for distributions while a Participant is providing Continuous Service to the Company.

ARTICLE 4.

PLAN SHARES

4.1Shares Subject to the Plan.  As of [•], [2022], the maximum number of Ordinary Shares reserved and available for issuance under this Plan shall initially be equal to the sum of (i) the Fourth Amended and Restated Initial Limit and (ii) the Prior Evergreen Increases to the Initial Limit, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 or such lesser number of Ordinary Shares as determined by the Administrator.  Subject to such overall limitation, the maximum aggregate number of Ordinary Shares that may be issued in the form of Incentive Options shall not exceed the lesser of (x) the sum of (i) the Fourth Amended and Restated Initial Limit and (ii) the Prior Evergreen Increases to the Initial Limit, cumulatively increased as provided in the foregoing sentence or (y) 5,050,000 shares, in each case subject to adjustment as provided in Section 4.2.  For purposes of this limitation, in the event that (a) all or any portion of any Options or Stock Appreciation Rights granted under the Plan can no longer under any circumstances be exercised, (b) any Ordinary Shares are reacquired by the Company pursuant to an Option Agreement, other than Ordinary Shares surrendered for purposes of payment of the Exercise Price or applied or delivered in satisfaction of a tax withholding obligation, or (c) all or any portion of any Restricted Stock or Restricted Stock Unit granted under the Plan is forfeited or can no longer under any circumstances vest, then the Ordinary Shares allocable to or covered by the unexercised or unvested portion of such Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units or the Ordinary Shares so reacquired shall again be available for grant or issuance under the Plan.  To the extent a Stock Appreciation Right (or portion thereof) is settled in cash as provided in Section 7.6, such Stock Appreciation Right (or portion thereof) shall be deemed to reduce the number of Ordinary Shares available for grant or issuance under the Plan.  The shares available for issuance under the Plan may be unissued Ordinary Shares or Ordinary Shares reacquired by the Company by way of repurchase or redemption.

4.2Changes in Capital Structure.  In the event that the outstanding Ordinary Shares are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split (consolidation), reclassification or redesignation, stock dividend (bonus issue), or other similar change in the capital structure of the Company, then appropriate adjustments shall be made to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to or covered by outstanding Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1Grant of Stock Options.  The Administrator (or pursuant to Section 9.2, an officer of the Company) shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

5.2Option Agreements.  Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option.  As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted.  Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate.  Each Option Agreement may be different from each other Option Agreement.

5.3Exercise Price.  The Exercise Price per Ordinary Share covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted.  However, an Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424 of the Code.

5.4Payment of Exercise Price.  Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check (cheque); (c) provided that a public market for the Ordinary Shares exists, a "same day sale" commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (f) any combination of the foregoing methods of payment; or (g) any other consideration or method of payment as shall be permitted by applicable law.

5.5Term and Termination of Options.  The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.  An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.6Date of Grant.  The date of grant of an Option will be the date on which the Administrator makes the determination to grant such Options, unless a later date is otherwise specified by the Administrator.  The Option Agreement and a copy of this Plan will be delivered to the Optionee within a reasonable time after the granting of the Option.

5.7Vesting and Exercise of Options.

(a)Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

(b)Except as otherwise provided in the Option Agreement, following the termination of the Participant's Continuous Service (i) due to Disability, Incentive Options held by such Optionee on the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within one year of the date of termination (but in no event after the Expiration Date) (ii) due to death, Incentive Options held by such Optionee on the date of death (to the extent then exercisable) may be exercised in whole or in part by the Optionee's heirs or estate at any time prior to the final expiration of the Incentive Option, as set forth in the applicable Stock Option Agreement.

5.8Annual Limit on Incentive Options.  To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Ordinary Shares with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.9Nontransferability of Options.  Except as otherwise provided in this Section 5.9, (a) Incentive Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, (b) Nonqualified Options shall not be assignable or transferable except by will, the laws of succession, bankruptcy, descent and distribution or pursuant to a domestic relations order or other equivalent order entered by a court in settlement of marital property rights, and (c) during the life of the Optionee, Options shall be exercisable only by the Optionee.  At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more "family members," which is not a "prohibited transfer for value," provided that (a) the Optionee (or such Optionee's estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (b) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the "family member" or "family members" and their relationship to the Optionee, and (c) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator.  For purposes of the foregoing, the terms "family members" and "prohibited transfer for value" have the meaning ascribed to them in the General Instructions to Form S‑8 (or any successor form) promulgated under the Securities Act.

5.10Non‑Employee Directors.

(a)[Reserved]

(b)Each non‑employee director shall be granted Options issued immediately following the annual general meeting with value and vesting dates consistent with the then current non-employee director compensation program in place at the date of grant, based on the Fair Market Value of the Ordinary Shares at the date of grant (the "Annual Nonqualified Option Grant").  To the extent a non‑employee director commences service on the Board on a date other than the date of an annual meeting of shareholders, the Annual Nonqualified Option Grant shall be pro‑rated based upon the number of full months of service on the Board prior to such annual meeting of shareholders (up to a maximum of twelve (12) months), divided by twelve (12).  The exercise price of the Nonqualified Options described in this Section 5.10(b) shall be at Fair Market Value on the date of grant.

5.11Rights as a Shareholder.  An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised in accordance with the terms of the relevant Option Agreement.

5.12Unvested Shares.  The Administrator shall have the discretion to grant Options that are exercisable for unvested Ordinary Shares on such terms and conditions as the Administrator shall determine from time to time.

5.13Notice of Disqualifying Disposition of Incentive Option Shares.  If a Participant sells or otherwise disposes of any of the Ordinary Shares acquired pursuant to the exercise of an Incentive Option on or before the later of (i) the date two (2) years after the date of grant of such Incentive Option, or (ii) the date one (1) year after the date of exercise of such Incentive Option, such Participant shall immediately notify the Company in writing of such disposition.

5.14Compliance with Code Sections 409A and 457A.  Notwithstanding anything in this Article 5 to the contrary, to the extent that any Option is subject to Code Section 409A or Code Section 457A, the Option is intended to be structured to satisfy the requirements of Code Section 409A or Code Section 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 6.

RESTRICTED STOCK

6.1Issuance and Sale of Restricted Stock.  The Administrator shall have the right to issue shares of Restricted Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.  The Purchase Price of Restricted Stock (which may be zero) shall be determined by the Administrator.

6.2Restricted Stock Agreements.  A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the applicable Restricted Stock Agreement.  Each Restricted Stock Agreement shall be in such form, and shall set forth such terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate.  Each Restricted Stock Agreement may be different from each other Restricted Stock Agreement.

6.3Payment of Purchase Price.  Subject to any legal restrictions (including the Sarbanes-Oxley Act of 2002), payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by: (a) cash; (b) check (cheque); (c) the Participant's promissory note in a form and on terms acceptable to the Administrator; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; (f) any combination of the foregoing methods of payment; or (g) any other consideration or method of payment as shall be permitted by applicable law.

6.4Vesting of Restricted Stock.  Each share of Restricted Stock shall vest in one or more installments at such time or times and subject to such conditions, including without limitation continued employment or the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

6.5Rights as a Shareholder.  Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a shareholder with respect to Restricted Stock, including voting and dividend rights, subject to the terms, restrictions and conditions set forth in the relevant Restricted Stock Agreement.

6.6Dividends.  If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

6.7Compliance with Code Sections 409A and 457A.  Notwithstanding anything in this Article 6 to the contrary, to the extent that any award of Restricted Stock is subject to Code Section 409A or Code Section 457A, such award of Restricted Stock must be structured to satisfy the requirements of Code Sections 409A or 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1Grants of Stock Appreciation Rights.  The Administrator shall have the right to grant pursuant to this Plan, Stock Appreciation Rights subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

7.2Stock Appreciation Right Agreements.  A Participant shall have no rights with respect to the Stock Appreciation Rights covered by a Stock Appreciation Right Agreement until the Participant has executed and delivered to the Company the applicable Stock Appreciation Right Agreement.  Each Stock Appreciation Right Agreement shall be in such form, and shall set forth the Base Price and such other terms, conditions and restrictions of the Stock Appreciation Right Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate.  Each such Stock Appreciation Right Agreement may be different from each other Stock Appreciation Right Agreement.

7.3Base Price.  The Base Price per Ordinary Share covered by each Stock Appreciation Right shall be determined by the Administrator and will be not less than 100% of Fair Market Value on the date the Stock Appreciation Right is granted.  However, a Stock Appreciation Right may be granted with a Base Price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner satisfying the provisions of Section 409A of the Code.

7.4Term and Termination of Stock Appreciation Rights.  The term and provisions for termination of each Stock Appreciation Right shall be as fixed by the Administrator, but no Stock Appreciation Right may be exercisable more than ten (10) years after the date it is granted.

7.5Vesting and Exercise of Stock Appreciation Rights.  Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives as shall be determined by the Administrator.

7.6Amount, Form and Timing of Settlement.  Upon exercise of a Stock Appreciation Right, the Participant who holds such Stock Appreciation Right will be entitled to receive payment from the Company in an amount equal to the product of (a) the difference between the Fair Market Value of an Ordinary Share on the date of exercise over the Base Price per Ordinary Share covered by such Stock Appreciation Right and (b) the number of Ordinary Shares with respect to which such Stock Appreciation Right is being exercised.  Payment in respect thereof will be made no later than thirty (30) days after such exercise, provided that such payment will be made in a manner such that no amount of compensation will be treated as deferred under Treasury Regulation Section 1.409A-1(b)(5)(i)(D) or Section 457A of the Code.  Such payment may, in the discretion of the Administrator, be in cash, Ordinary Shares of equivalent Fair Market Value as of the date of exercise, or a combination of both, except as specifically provided in the Stock Appreciation Right Agreement.

7.7Rights as a Shareholder.  Holders of Stock Appreciation Rights shall have no rights or privileges as a shareholder with respect to any Ordinary Shares covered thereby unless and until they become owners of Ordinary Shares following settlement in respect of such Stock Appreciation Rights, in whole or in part, in Ordinary Shares, pursuant to the terms, restrictions and conditions set forth in the relevant Stock Appreciation Rights Agreement.

7.8Restrictions.  Stock Appreciation Rights may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Stock Appreciation Right Agreement or as authorized by the Administrator.

7.9Unvested Shares.  The Administrator shall have the discretion to grant Stock Appreciation Rights that may be exercised or settled for unvested Ordinary Shares on such terms and conditions as the Administrator shall determine from time to time.

7.10Compliance with Code Sections 409A and 457A.  Notwithstanding anything in this Article 7 to the contrary, to the extent that any award of Stock Appreciation Rights is subject to Code Section 409A or Code Section 457A, such award of Stock Appreciation Rights is intended to be structured to satisfy the requirements of Code Sections 409A or 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 8.

RESTRICTED STOCK UNITS

8.1Grants of Restricted Stock Units.  The Administrator shall have the right to grant pursuant to this Plan, Restricted Stock Units subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.  The Purchase Price of Restricted Stock Unit (which may be zero) shall be determined by the Administrator.

8.2Restricted Stock Unit Agreements.  A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Unit Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Unit Agreement.  Each Restricted Stock Unit Agreement shall be in such form, and shall set forth such terms, conditions and restrictions of the Restricted Stock Unit Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate.  Each such Restricted Stock Unit Agreement may be different from each other Restricted Stock Unit Agreement.

8.3Payment of Purchase Price.  Subject to any legal restrictions (including the Sarbanes-Oxley Act of 2002), payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by: (a) cash; (b) check (cheque); (c) the Participant's promissory note in a form and on terms acceptable to the Administrator; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; (f) any combination of the foregoing methods of payment; or (g) any other consideration or method of payment as shall be permitted by applicable law.

8.4Vesting of Restricted Stock Units.  The Restricted Stock Units shall vest in one or more installments at such time or times and subject to such conditions, including without limitation continued employment or the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

8.5Rights as a Shareholder.  Holders of Restricted Stock Units shall have no rights or privileges as a shareholder with respect to any Ordinary Shares covered thereby unless and until they become owners of Ordinary Shares following settlement in respect of such Restricted Stock Units, in whole or in part, in Ordinary Shares, pursuant to the terms, restrictions and conditions set forth in the relevant Restricted Stock Unit Agreement.  Notwithstanding the foregoing, the Restricted Stock Unit Agreement may provide dividend equivalent rights to a holder of Restricted Stock Units.

8.6Restrictions.  Restricted Stock Units may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Unit Agreement or as authorized by the Administrator.

8.7Compliance with Code Sections 409A and 457A.  Notwithstanding anything in this Article 6 to the contrary, to the extent that any award of Restricted Stock is subject to Code Section 409A or Code Section 457A, such award of Restricted Stock must be structured to satisfy the requirements of Code Sections 409A or 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 9.

ADMINISTRATION OF THE PLAN

9.1Administrator.  Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee.  Each of the members shall meet the independence requirements under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Stock Market or the principal exchange on which the Ordinary Shares is then listed or admitted to trading.  Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.  The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 16 of the Exchange Act.  As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

9.2Delegation to an Officer.  To the extent authorized by applicable law, the Board may delegate to one or more officers of the Company the authority to do one or both of the following: (a) designate employees (other than officers) of the Company or any of its subsidiary corporations to be recipients of Incentive Options, Nonqualified Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights and (b) determine the number of Ordinary Shares to be subject to such Options, Stock Appreciation Rights or Restricted Stock Units or to be issued as Restricted Stock and granted to such employees (other than officers) of the Company or any of its subsidiary corporations; provided, however, that the resolutions of the Board regarding such delegation shall specify that grants of Plan awards to employees pursuant to this Section 9.2 shall be consistent with specific parameters approved in advance by the Committee.

9.3Powers of the Administrator.  In addition to any other powers or authority conferred upon the Administrator elsewhere in this Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be granted, the number of shares to be represented by each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement, and the Exercise Price of such Options, the Purchase Price of the Restricted Stock and Restricted Stock Units, and the Base Price of such Stock Appreciation Rights; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreements, and Stock Appreciation Right Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement; (g) to accelerate the vesting of any Option, Restricted Stock, Restricted Stock Units, or Stock Appreciation Right; (h) to extend the expiration date of any Option Agreement or Stock Appreciation Right Agreement; (i) to amend outstanding Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of this Plan, but only to the extent not contrary to the express provisions of this Plan.  Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under this Plan shall be final and binding on the Company and all Participants.  Notwithstanding any term or provision in this Plan, the Administrator shall not have the power or authority, by amendment or otherwise to extend the expiration date of an Option or Stock Appreciation Right beyond the original expiration date of such Option or Stock Appreciation Right.

9.4Repricing Prohibited.  Subject to Section 4.2, and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split‑up, spin‑off, combination, or exchange of shares), neither the Committee nor the Board shall amend the terms of outstanding awards to reduce the Exercise Price of outstanding Options or the Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, for Options with an Exercise Price that is less than the Exercise Price of the original Options, or for Stock Appreciation Rights with a Base Price that is less than the Base Price of the original Stock Appreciation Rights, in each case without approval of the Company's shareholders, evidenced by a majority of votes cast.

9.5Limitation on Liability.  No employee of the Company or, subject to applicable laws, member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith.  To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

ARTICLE 10.

RESTRICTIONS; EXTENSIONS

10.1Recovery.  All Options, Stock Appreciation Rights and Restricted Stock Units, or any Ordinary Shares or cash issued or awarded pursuant to the exercise of Options, Stock Appreciation Rights or Restricted Stock Units, and all Restricted Stock will be subject to recoupment in accordance with any clawback or recovery policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Option, Stock Appreciation Right, Restricted Stock Unit Agreement, or Restricted Stock Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Ordinary Shares or other cash or property upon the occurrence of an event constituting Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Company.

10.2Termination for Cause.  Except as explicitly provided otherwise in a Participant's Stock Option Agreement or Stock Appreciation Right Agreement or other individual written agreement between the Company or any Affiliated Company and the Participant, if a Participant's Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant's termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.  "Cause" will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, shall mean Cause as defined in this Plan.  The determination that a termination of the Participant's Continuous Service is either for Cause or without Cause will be made by the Administrator, in its sole discretion.  Any determination by the Administrator that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Options or Stock Appreciation Rights held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

10.3Extension of Termination Date.

(a)If the exercise of an Option or Stock Appreciation Right following the termination of the Participant's Continuous Service (other than for Cause and other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the Securities Act, then the Option or Stock Appreciation Right will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant's Continuous Service (as set forth in the applicable award agreement) as extended for any period of time during which the exercise of the Option or Stock Appreciation Right would violate the Securities Act, and (ii) the final expiration of the Option or Stock Appreciation Right as set forth in the applicable Stock Option Agreement or Stock Appreciation Right Agreement.

(b)Unless otherwise provided in a Participant's Option Agreement or Stock Appreciation Right Agreement, if the sale of any Ordinary Share received on exercise of an Option or Stock Appreciation Right following the termination of the Participant's Continuous Service (other than for Cause) would violate the Company's Insider Trading Policy (assuming, for this purpose, that Participant's Continuous Service had not terminated and thus the provisions of the Insider Trading Policy continued to apply to Participant), then the Option or Stock Appreciation Right will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post‑termination exercise period after the termination of the Participant's Continuous Service (as set forth in the applicable award agreement) as extended for any period of time during which the sale of the Ordinary Shares received upon exercise of the Option or Stock Appreciation Right would violate the Insider Trading Policy (assuming, for this purpose, that Participant's Continuous Service had not terminated and thus the provisions of the Insider Trading Policy continued to apply to Participant) if, and only if, such violation of the Insider Trading Policy arose during the unmodified post‑termination exercise period, or (ii) the final expiration of the term of the Option or Stock Appreciation Right as set forth in the applicable Stock Option Agreement or Stock Appreciation Right Agreement.

ARTICLE 11.

CHANGE IN CONTROL

11.1Options and Stock Appreciation Rights.  In order to preserve a Participant's rights with respect to any outstanding Options or Stock Appreciation Rights in the event of a Change in Control of the Company:

(a)Vesting of all outstanding Options and Stock Appreciation Rights shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options or Stock Appreciation Rights are to be assumed by the acquiring or successor entity (or parent thereof) or new options, stock appreciation rights or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

(b)Vesting of outstanding Options or Stock Appreciation Rights shall not accelerate if and to the extent that: (i) the Options or Stock Appreciation Rights (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options or stock appreciation rights of comparable value and containing such terms and provisions as the Administrator in its discretion may consider equitable are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options or Stock Appreciation Rights (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value containing such terms and provisions as the Administrator in its discretion may consider equitable under a new incentive program ("New Incentives").  If outstanding Options or Stock Appreciation Rights are assumed, or if new options or stock appreciation rights of comparable value are issued in exchange therefor, then each such Option, new option, Stock Appreciation Right or new stock appreciation right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares that would have been issued upon exercise of the Option or Stock Appreciation Right had the Option or Stock Appreciation Right been exercised immediately prior to the Change in Control and, with respect to Stock Appreciation Rights, payments in respect of such Stock Appreciation Right been made in shares, and appropriate adjustment also shall be made to the Exercise Price or Base Price such that the aggregate Exercise Price of each such Option or new option or Base Price of each Stock Appreciation Right or new stock appreciation right shall remain the same as nearly as practicable and in a manner satisfying the provisions of Sections 409A and 424 of the Code.

(c)If any Option or Stock Appreciation Right is assumed by an acquiring or successor entity (or parent thereof) or a new option or stock appreciation right of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then, if so provided in an Option Agreement or Stock Appreciation Right Agreement, the vesting of the Option, new option, Stock Appreciation Right, new stock appreciation right or New Incentive shall accelerate if and at such time as the Participant's service as an employee, director, officer, consultant or other Service Provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement or Stock Appreciation Right Agreement.

(d)If vesting of outstanding Options or Stock Appreciation Rights will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option or Stock Appreciation Right for an amount of cash or other property having a value equal to (i) with respect to each Option, the amount (or "spread"), if any, by which, (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, exceeds (y) the Exercise Price of the Option, and (ii) with respect to each Stock Appreciation Right, the value of the cash or other property that the Participant would have received had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

(e)The Administrator shall have the discretion to provide in each Option Agreement and Stock Appreciation Right Agreement other terms and conditions that relate to (i) vesting of such Option or Stock Appreciation Right in the event of a Change in Control and (ii) assumption of such Options or Stock Appreciation Rights or issuance of comparable securities or New Incentives in the event of a Change in Control.  The aforementioned terms and conditions may vary in each Option Agreement and Stock Appreciation Right Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.1(a) - 10.1(d) above.

(f)Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g)If outstanding Options or Stock Appreciation Rights will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to the Participants who hold Options and Stock Appreciation Rights not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

11.2Restricted Stock and Restricted Stock Units.  In order to preserve a Participant's rights with respect to any outstanding Restricted Stock or Restricted Stock Units, in the event of a Change in Control of the Company:

(a)All Restricted Stock and Restricted Stock Units shall vest in full effective as of immediately prior to the consummation of the Change in Control, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Agreements or Restricted Stock Unit Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares) or cash or other property.

(b)The Administrator in its discretion may provide in any Restricted Stock Agreement and Restricted Stock Unit Agreement that if, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Agreement or Restricted Stock Unit Agreement, or substitutes new agreements of comparable value and containing such terms and provisions as the Administrator in its discretion may consider equitable covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares) or cash or other property, then the Restricted Stock or Restricted Stock Units or any substituted shares, cash or property covered thereby shall immediately vest in full, if the Participant's service as an employee, director, officer, consultant or other Service Provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control, pursuant to such terms and conditions as shall be set forth in the Restricted Stock Agreement or Restricted Stock Unit Agreement.

(c)If vesting of outstanding Restricted Stock or Restricted Stock Units will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Restricted Stock or Restricted Stock Units for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received had the Restricted Stock or Restricted Stock Units vested immediately prior to the Change in Control.

(d)The Administrator shall have the discretion to provide in each Restricted Stock Agreement or Restricted Stock Unit Agreement other terms and conditions that relate to (i) vesting of such Restricted Stock or Restricted Stock Units in the event of a Change in Control and (ii) assumption of such Restricted Stock Agreements or Restricted Stock Unit Agreements or issuance of substitute new agreements of comparable value in the event of a Change in Control.  The aforementioned terms and conditions may vary in each Restricted Stock Agreement or Restricted Stock Unit Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.2(a) - 10.2(c) above.

11.3Dissolution or Liquidation.  Except as otherwise provided in an Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement, in the event of a dissolution, liquidation or winding up of the Company, all outstanding Options, Stock Appreciation Rights, and Restricted Stock Units will terminate immediately prior to the completion of such dissolution or liquidation, and the Ordinary Shares subject to the Company's repurchase rights or subject to a forfeiture condition under an award of Restricted Stock or Restricted Stock Units or pursuant to early exercise of an Option, may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such award is providing Continuous Service; provided, however, that the Administrator may, in its sole discretion, cause some or all Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such awards have not previously expired or terminated) before the dissolution, liquidation or winding up is completed but contingent on its completion.

11.4Compliance with Sections 409A and 457A of the Code.  Notwithstanding anything else provided in this Article 11, in the case of any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right that constitutes a deferral of compensation within the meaning of Section 409A or 457A of the Code, the Committee will not accelerate the payment of such Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right unless it determines in good faith that such accelerated payment is permissible under Sections 409A or 457A of the Code, as applicable.

ARTICLE 12.

AMENDMENT AND TERMINATION OF THE PLAN

12.1Amendments.  The Board may from time to time alter, amend, suspend or terminate this Plan in such respects as the Board may deem advisable.  No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement without such Participant's consent.  The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption.  Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.  The Board may also adopt amendments of the Plan relating to certain nonqualified deferred compensation under Section 409A or Section 457A of the Code and/or ensuring the Plan or any awards granted under the Plan are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A or Section 457A of the Code, subject to the limitations, if any, of applicable law.

12.2Foreign Participants.  The Board may from time to time adopt such procedures and sub‑plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Service Providers who are foreign nationals or employed outside Jersey, Channel Islands (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

12.3Plan Termination.  Unless this Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights may be granted under the Plan thereafter, but Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreements, and Stock Appreciation Right Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 13.

TAXES

13.1Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights.  To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax by (a) directing the Company to apply Ordinary Shares to which the Participant is entitled as a result of the exercise of an Option or Stock Appreciation Right or vesting of a Restricted Stock or Restricted Stock Unit or (b) delivering to the Company Ordinary Shares owned by the Participant.  The Ordinary Shares so applied or delivered in satisfaction of the Participant's minimum tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

13.2Compliance with Section 409A of the Code.  Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights to individuals subject to taxation in the United States will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, and Stock Appreciation Right Agreement is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Option, Restricted Stock, Restricted Stock Units, or Stock Appreciation Right or grant, payment, settlement or deferral thereof is subject to Section 409A of the Code such Option, Restricted Stock, Restricted Stock Units, or Stock Appreciation Right will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral thereof will not be subject to the additional tax or interest applicable under Section 409A of the Code.  Notwithstanding the generality of the preceding sentence, to the extent any grant, payment, settlement or deferral of an Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement subject to Section 409A is subject to the requirement under Section 409A(a)(2)(B)(i) of the Code that such grant, payment, settlement or deferral be delayed until six (6) months after Participant's separation from service if Participant is a specified employee within the meaning of the aforesaid section of the Code at the time of such separation from service, then such grant, payment, settlement or deferral will not be made before the date which is six (6) months after the date of such separation from service (or, if earlier, the date of death of such Participant).

(a)Compliance with Section 457A of the Code.  Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights to individuals subject to taxation in the United States will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 457A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 457A of the Code, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, and Stock Appreciation Right Agreement is intended to meet the requirements of Section 457A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right or grant, payment, settlement or deferral thereof is subject to Section 457A of the Code such Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 457A of the Code, such that the grant, payment, settlement or deferral thereof will not be subject to the additional tax or interest applicable under Section 457A of the Code, and may contain terms compliant with the following limitations: Options and Stock Appreciation Rights subject to Section 457A of the Code will be settled in Ordinary Shares only.  In no event will any Option or Stock Appreciation Right be settled in cash;

(b)A Participant's continued service with the Company, a parent of the Company or a subsidiary will be required in order for Options, Restricted Stock, Restricted Stock Unit and Stock Appreciation Rights subject to Section 457A of the Code to vest.  In no event will any Options, Restricted Stock, Restricted Stock Unit and Stock Appreciation Rights subject to Section 457A of the Code provide for vesting (1) upon voluntary termination, (2) solely on the basis of achievement of performance goals or objectives, or (3) following termination of a Participant's employment or service relationship with the Company;

(c)The Ordinary Shares underlying Restricted Stock and Restricted Stock Units subject to Section 457A of the Code in which the Participant vests (whether as a result of the normal vesting schedule or as a result of accelerated vesting) will be issued on the applicable vesting date for those shares or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date; and

(d)Options or Stock Appreciation Rights subject to Section 457A of the Code in which the Participant vests (whether as a result of the normal vesting schedule or as a result of accelerated vesting) must be exercised no later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date.

Notwithstanding the provisions of Section 13.3, the Committee may, when appropriate, grant Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights pursuant to this Plan to individuals subject to taxation in the United States with terms that do not comply with the provisions of Code Section 457A, subjecting such individual to early income recognition under Code Section 457A attributable to such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights.  Similarly, the Committee may, when appropriate, amend the Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights made pursuant to this Plan to add terms that do not comply with the provisions of Code Section 457A, subjecting holder of the Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights to early income recognition under Code Section 457A attributable to such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights.

ARTICLE 14.

MISCELLANEOUS

14.1Benefits Not Alienable.  Other than as provided above, benefits under this Plan may not be assigned or alienated, whether voluntarily or involuntarily.  Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

14.2No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant.  Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising any right under any outstanding awards under the Plan.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or any other form of award under the Plan or a possible period in which such Option or other award may not be exercised.  The Company has no duty or obligation to reduce the tax consequences of any award granted to a Participant under the Plan.

14.3Application of Funds.  The proceeds received by the Company from the sale of Ordinary Shares pursuant to Option Agreements, Restricted Stock Unit Agreements or Restricted Stock Agreements, except as otherwise provided herein, will be used for general corporate purposes.

14.4Annual Reports.  During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its shareholders or as otherwise required by applicable law.

14.5Adoption and Shareholder Approval.  This Plan will become effective on the Effective Date and will be approved by the shareholders of the Company (excluding Ordinary Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date.  Upon the Effective Date, the Administrator may grant Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights pursuant to this Plan; provided, however, that: (a) no Option or Stock Appreciation Right may be exercised prior to initial shareholder approval of this Plan; (b) no Option or Stock Appreciation Right granted pursuant to an increase in the number of Ordinary Shares approved by the Administrator shall be exercised prior to the time such increase has been approved by the shareholders of the Company; (c) in the event that initial shareholder approval is not obtained within the time period provided herein, all Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be canceled, any Ordinary Shares issued pursuant to any such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be canceled and any purchase of such Ordinary Shares issued hereunder shall be rescinded; and (d) Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted pursuant to an increase in the number of Ordinary Shares approved by the Administrator which increase is not approved by shareholders within the time then required and any Ordinary Shares issued pursuant to any such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be canceled, and any purchase of Ordinary Shares subject to any such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be rescinded.

14.6Electronic Delivery.  Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

14.7Governing Law.  The Plan shall be governed by and construed in accordance with the laws of Jersey without reference to the principles of conflicts of laws thereof.

Proxy – Quotient Limited

Proxy Solicited by Board of Directors for the Annual General Meeting of Shareholders – October 29, 2021

Quotient Head of Legal & Compliance and any director of Quotient Limited, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Quotient Limited to be held on October 31, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees and FOR Proposals 10 through 14.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders

to be held on October 31, 2022. The 2022 Proxy Statement and our Annual Report on Form 10-K for the

fiscal year ended March 31, 2022, are available at www.okapivote.com/Quotient

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.

SEE REVERSE SIDE	SEE REVERSE SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Time on October 30, 2022.

Vote by Internet

• Log on to the Internet and go to www.OkapiVote.Com/QTNT

• Follow the steps outlined on the secure website.

Vote by telephone

• At NO CHARGE to you, call toll free (888) 391-6465 within the USA, US territories & Canada any time on a touch tone telephone.

Using a black ink pen, mark your votes with an ☒ as shown in this example. Please do not write outside the designated areas.

Annual General Meeting Proxy Card

A – Proposals – The Board of Directors unanimously recommends a vote “FOR” the nominees for Director in Proposals 1-9 and “FOR” the approval of Proposals 10 through 14.

☐ Mark here to vote as the Board recommends.	☐ Mark here to vote FOR all	☐ Mark here to withhold vote from all
	nominees.	nominees.
Election of Directors until the next Annual General Meeting of the Company:	☐ For all EXCEPT – To withhold authority to vote for a nominee, write the
01 – Manuel O. Méndez 02 – Isabelle Buckle 03 – Frederick Hallsworth 04 – Catherine Larue 05 – Thomas Aebischer 06 – Heino von Prondzynski 07 – Zubeen Shroff 08 – John Wilkerson 09 – Sophie Bechu	name of such nominee below.

10. A non-binding, advisory vote on the compensation paid to the Company’s named executive officers, as described in the “Executive Compensation - Compensation Discussion and Analysis” section of the Company’s proxy statement and the related compensation tables, notes and narrative discussion.

11. Proposal to approve the Fourth Amended and Restated 2014 Stock Incentive Plan (the "Fourth Amended and Restated 2014 Plan"), which reflects amendments to the Third Amended and Restated 2014 Stock Incentive Plan (the "2014 Plan") to (a) increase the number of ordinary shares authorized for issuance by 10’000’000 shares, and (b) remove the "evergreen" provision pursuant to which the aggregate number of shares authorized for issuance automatically increases each year.

☐ FOR ☐ AGAINST ☐ ABSTAIN	☐ FOR ☐ AGAINST ☐ ABSTAIN

12. Proposal to re-appoint Ernst & Young LLP as the Company’s auditors from the conclusion of this meeting until the next Annual General Meeting of the Company to be held in 2023, to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

13. Proposal to vary the rights attaching to the common stock of the Company (ordinary shares) so that the Company acting by its board of directors shall have the power to undertake a reverse stock split (consolidation) of all of the ordinary shares in the capital of the Company in issue at the time of such reverse stock split, at such ratio as shall be determined by the board of directors of the Company, without further approval or authorization of the shareholders (the "Reverse Stock Split"), such power to be subject to the following conditions: (a) the ratio of the Reverse Stock Split must be a whole number between 1-for-10 and 1-for 40; (b) the Reverse Stock Split must be completed no later than the one year anniversary of the date of the Annual General Meetings; (c) with the exact ratio to be set within that range at the discretion of the board of directors, without further approval or authorization of the shareholders, and (d) to the extent the Reverse Stock Split causes any shareholder to hold a fractional number of shares, such fractions shall be dealt with in accordance with article 11.2 of the articles of association of the Company.

☐ FOR ☐ AGAINST ☐ ABSTAIN	☐ FOR ☐ AGAINST ☐ ABSTAIN

14. Proposal to delete article 20.9 in its entirety from the articles of association of the Company and to insert in its place of a new article 20.9 whereby for the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company acting by its board of directors may specify a time in the notice of the meeting, such time being no more than 21 days before the day that notice of the meeting is sent, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting.

☐ FOR ☐ AGAINST ☐ ABSTAIN

B. – Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as name appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 –Please keep signature within the box.	Signature 2 –Please keep signature within the box.
/ /

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲